Exhibit 4.1

Trade Secret and Strictly Confidential

AFC BDC INC.

SUBSCRIPTION CHECKLIST

Please read this checklist after completing the attached Subscription Booklet of AFC BDC INC. (the “Subscription Booklet”).

Please check to ensure that you have completed the following tasks:

☐	Have you filled in the name of the investor and the amount of its Capital Commitment on page 1 of Part 1 of the Subscription Booklet?

☐	Have you completed the Investor Questionnaire in Part 2 of the Subscription Booklet?

☐	Have you completed the Investor Data Sheet in Part 3 of the Subscription Booklet?

☐	Have you signed the signature page in Part 4 of the Subscription Booklet?

☐	Have you signed and completed the appropriate tax form as listed in Part 6 of the Subscription Booklet?

Trade Secret and Strictly Confidential

AFC BDC INC.

SUBSCRIPTION BOOKLET

The SHARES subscribed for pursuant to this Subscription Agreement are being offered pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states of the United States, and may not be sold, transferred, pledged or otherwise disposed of unless the transaction relating thereto shall comply with or be exempt within the meaning of the Securities Act, and the rules and regulations of the United States Securities and Exchange Commission adopted thereunder and of appropriate United States state authorities and applicable state securities laws. Investors should be aware that they will be required to bear the financial risks of an investment in the companY for an indefinite period of time. TRANSFER OF SHARES IS ALSO RESTRICTED BY THE TERMS OF THE OPERATIVE DOCUMENTS RELATED THERETO.

Trade Secret and Strictly Confidential

SUBSCRIPTION INSTRUCTIONS

This subscription agreement (the “Subscription Agreement”) relates to the offering of common stock (the “Shares”) in AFC BDC Inc., a Maryland corporation (the “Company”). This Subscription Booklet contains the materials necessary for you to subscribe for Shares. Prior to completing such materials, you should read the Confidential Private Placement Memorandum of AFC BDC Inc. dated as of [●], 2022 (together with any appendices and supplements thereto, the “Memorandum”). The Company expects to enter into separate subscription agreements (the “Other Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales.

You may subscribe for the Interests by taking the following steps:

1. Read the Subscription Agreement of the Company (the “Subscription Agreement”) (Part 1);

2. Fill in the name of the investor and amount of the Capital Commitment on the cover page of the Subscription Agreement (Part 1);

3. Complete the Investor Questionnaire (Part 2);

4. Complete the Investor Data Sheet (you must provide all information regarding your identity, including your name and tax identification number or social security number and all contact information) (Part 3);

5. Complete, sign and date the signature page (Part 4);

6. Read the Notice of Privacy Policy and Practices of the Company, and AFC Advisor LLC, a Delaware limited liability company (the “Adviser”) (Part 5)

7. Complete the appropriate United States Internal Revenue Service (“IRS”) Form (Part 6);

8. Read the Administrative Agreement and the Advisory Agreement (Part 7)

9. Return the entire Subscription Booklet (including any unmarked pages) to:

Investors@advancedflowercapital.com

Or

By Mail:

AFC BDC Inc.

525 Okeechobee Blvd. Suite 1770

West Palm Beach, FL 33401

10. Please note that, if requested by the Company, you, and agents or persons acting in a representative capacity for you, may be required to furnish evidence satisfactory to the Company that you have the authority to subscribe for Interests, that the subscription documents have been duly executed by you and that you are an accredited investor and qualified purchaser as further provided in the Investor Questionnaire.

Trade Secret and Strictly Confidential

11. Questions regarding the subscription documents should be directed to:

Gabriel A. Katz

Chief Legal Officer, Chief Compliance Officer and Secretary

AFC BDC Inc.

561.510.2390

Gabe@advancedflowercapital.com]

Trade Secret and Strictly Confidential

PART 1

SUBSCRIPTION AGREEMENT

Trade Secret and Strictly Confidential

AFC BDC INC.

SUBSCRIPTION AGREEMENT

Name of Investor

$_________________
Amount of Capital Commitment

AFC BDC INC.

525 Okeechobee Blvd, Suite 1770

West Palm Beach, FL 33401

Ladies and Gentlemen:

This subscription agreement (together with the Investor Questionnaire and the Investor Data Sheet, collectively referred to herein as the “Subscription Booklet”) is being executed and delivered in connection with the subscription by the undersigned (the “Investor”) to purchase the number of shares of Common Stock, par value $0.01 per share (the “Shares”), of AFC BDC Inc., a Maryland corporation (the “Company”), through periodic calls of all or a portion of capital amounts of the Investor’s aggregate capital commitment (the “Capital Commitment”) in the amount set forth on the signature page below. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Company’s Confidential Private Placement Memorandum, as amended, restated and/or supplemented (the “Memorandum”), unless otherwise defined herein.

In addition to completing and signing the signature page to this Subscription Agreement, each Investor must complete any necessary attachments contained in the Subscription Booklet in the manner described in the “Directions for Completion of the Subscription Document”. For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the Shares will be purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor but should indicate the capacity in which it is doing so and the name of the Investor. All schedules to this Subscription Agreement are incorporated by reference herein.

1. Subscription

(a) Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained in this subscription agreement (this “Subscription Agreement”), the undersigned (the “Investor”) irrevocably subscribes for and agrees to purchase shares of Common Stock, (the “Shares”), of AFC BDC Inc., a Maryland corporation, on the terms and conditions described herein, and in the Confidential Private Placement Memorandum of AFC BDC Inc. (together with any appendices and supplements thereto, the “Memorandum”).

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(b) With regard to the Company’s private offering of the Shares (the “Offering”), the Investor agrees to be bound by all the terms and provisions of the Memorandum related to the Offering, the Company’s Amended and Restated Articles of Incorporation, as amended from time to time (the “Charter”), the Company’s Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), the Investment Advisory Agreement with AFC Advisors, LLC (the “Adviser”), the Company’s investment adviser (the “Advisory Agreement”), the Administration Agreement between the Company and AFC Advisors, LLC, as amended from time to time (the “Administration Agreement” and together with the Memorandum, the Charter, the Bylaws, the Advisory Agreement, the “Operative Documents”), together with this Subscription Agreement. The Investor represents and warrants that it has received the Operative Documents. The Company expects to enter into separate subscription agreements (the “Other Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales.

(c) The Company will file a registration statement on Form 10 (the “Registration Statement”) for the registration of the Common Stock with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registration Statement is not the offering document pursuant to which the Company is conducting the Offering and may not include all information regarding the Company contained in the Operative Documents. Accordingly, in making its investment decision, the Investor should rely exclusively on information contained in the Memorandum and the other Operative Documents, together with reports the Company will file under the Exchange Act from time to time.

(d) The Investor agrees to purchase Shares for an aggregate purchase price equal to the amount set forth on the signature page hereof (the “Capital Commitment”), payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. On each Drawdown Date (as defined below), the Investor agrees to purchase from the Company, and the Company agrees to issue to the Investor, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below) or Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).

“Drawdown Purchase Price” shall mean, for each Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Investors on that Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Investor and the denominator of which is the aggregate Unused Capital Commitments of all Investors that are not Defaulting Investors or Excluded Investors (as defined below).

“Drawdown Share Amount” shall mean, for each Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date by (ii) the Per Share NAV (as defined below) as of the Drawdown Date, subject to adjustment in accordance with the procedures set forth in “II. Summary of Terms and Conditions — Drawdowns; Investment Period” and “VIII. Determination of Net Asset Value” in the Memorandum (the “Adjustment Procedures”), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.

“Per Share NAV” shall mean, for any date, the net asset value per Share determined in accordance with the procedures set forth in “II. Summary of Terms and Conditions — Drawdowns; Investment Period” and “VIII. Determination of Net Asset Value” in the Memorandum (as those procedures may be changed from time to time in a manner consistent with the limitations of the 1940 Act), as of the last day of the Company’s fiscal quarter immediately preceding such date.

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“Unused Capital Commitment” shall mean, with respect to an Investor, the amount of such Investor’s Capital Commitment as of any date reduced by the aggregate amount of capital contributions made by that Investor at all previous Drawdown Dates pursuant to Section 1.01(b).

“Minimum Commitment” shall mean the minimum initial Capital Commitment by any prospective purchaser of the Company’s common stock is [●], subject to a determination by the Adviser, in its sole discretion, to waive such minimum requirement.

2. Certain 1940 Act-Related Approvals

By executing this Subscription Agreement, the Investor, as a shareholder of a BDC, exercises a vote in favor of the following actions of the Company:

(a) The Company will maintain the minimum “asset coverage” ratio of 150%, as permitted by the 1940 Act. “Asset coverage” has the meaning set forth in Section 18(h) of the 1940 Act and generally is a company’s total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness and, if applicable, preferred stock.

(b) Pursuant to the Advisory Agreement, the Company will pay to the Adviser an annual base management fee and an incentive fee, and provide the services outlined in the Advisory Agreement.

3. Closings

(a) The closing of the transactions contemplated by this subscription agreement will take place at [●] on the date set forth on the signature page hereto (such date being the “Closing Date,” and the date upon which the first closing of any Subscription Agreement occurs being referred to herein as the “Initial Closing Date” and the date of the last Closing prior to the date on which the Adviser determines, in its sole discretion, to stop accepting Capital Commitments, the “Final Closing Date”)). The Investor agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including without limitation the attached questionnaire. Promptly after the Closing Date, the Company will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a countersigned copy of this Subscription Agreement upon request.

(b) The Company may enter into Other Subscription Agreements with Other Investors after the Closing Date, with any closing thereunder referred to as a “Subsequent Closing” and any Other Investor whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Investor.”

(c) At each Drawdown Date following any Subsequent Closing, all Investors, including Subsequent Investors, shall purchase Shares in accordance with the provisions herein; provided, however, that notwithstanding the foregoing, the definition of Drawdown Share Amount and the provisions of Section 5 herein, nothing in this Subscription Agreement shall prohibit the Company from issuing Shares to Subsequent Investors at a per share price greater than the Per Share NAV as of the Drawdown Date, as adjusted pursuant to the Adjustment Procedures.

(d) In the event that any Investor is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate subscription agreement with the Company and such other documents as may be requested by the Company, it being understood and agreed that such separate subscription agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.

Trade Secret and Strictly Confidential

4. Drawdowns

(a) Purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Drawdown Date”) and shall be made in accordance with the provisions of Section 1.

(b) Prior to each Drawdown Date, the Company shall deliver to the Investor a notice (each, a “Drawdown Notice”) setting forth (i) the aggregate purchase price for Shares being purchased on the Drawdown Date; (ii) the applicable Drawdown Purchase Price; (iii) the estimated Drawdown Share Amount; (iv) Per Share NAV as of the applicable Drawdown Date, and (v) the account to which the Drawdown Purchase Price should be wired. The Company shall deliver each Drawdown Notice to the Investor at least eight Business Days prior to the Drawdown Date. On the Drawdown Date, if as a result of adjustments to the Per Share NAV in accordance with the Adjustment Procedures, the estimated Drawdown Share Amount set forth in the Drawdown Notice is not the actual Drawdown Share Amount, the Company will deliver to the Investor an additional notice setting forth the adjusted Per Share NAV and the actual Drawdown Share Amount.

(c) For the purposes of this Subscription Agreement, the term “Business Day” means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

(d) The delivery of a Drawdown Notice to the Investor shall be the sole and exclusive condition to the Investor’s obligation to pay the Drawdown Purchase Price identified in each Drawdown Notice.

(e) On each Drawdown Date, the Investor shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Drawdown Notice.

(f) Upon payment of the Drawdown Purchase Price to the Company, the Company shall issue to each Investor a number of Shares determined by dividing (x) the Drawdown Purchase Price by (y) the Per Share NAV as of the Drawdown Date, subject to adjustment in accordance with the Adjustment Procedures; provided, however, that notwithstanding the provisions of Sections 1.01(b) and 2, on the first Drawdown Date following the Company’s acceptance of a Subsequent Investor’s Subscription Agreement, upon payment of the Drawdown Purchase Price by such Subsequent Investor, the Company shall issue to such Subsequent Investor a number of Shares determined by dividing (x) the Drawdown Purchase Price paid minus the Organizational Expense Allocation by (y) the Per Share NAV as of the Drawdown Date, subject to adjustment in accordance with the Adjustment Procedures.

(g) “Organizational Expense Allocation” means, with respect to an Investor, the product obtained by multiplying (i) a fraction, the numerator of which is such Investor’s Capital Commitment and the denominator of which is the total Capital Commitments received by the Company through such date by (ii) the total amount of organizational expenses spent by the Company in connection with the Company’s formation.

(h) The Company has appointed U.S. Bank Global Fund Services to act as transfer agent and registrar for the Shares.

Trade Secret and Strictly Confidential

(i) At the earlier of (i) the date of a Liquidity Event (as defined below), if any, and (ii) the end of the Commitment Period (as defined below), any Unused Capital Commitment (other than any Defaulted Commitment) shall automatically be reduced to zero, provided, however that for two years following the end of the Commitment Period and prior to a Liquidity Event, Investors will remain obligated to fund Drawdowns to the extent necessary to pay amounts due under Drawdown Notices that the Company may thereafter issue to: (a) pay Company expenses, including management fees, amounts that may become due under any borrowings or other financings or similar obligations, or indemnity obligations, (b) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases), (c) fund follow-on investments made in existing portfolio companies within three years from the end of the Commitment Period that, in the aggregate, do not exceed five percent (5%) of total Capital Commitments, (d) fund obligations under any Company guarantee, and/or (e) as necessary for the Company to preserve its status as a “regulated investment company” under Subchapter M of the Code. “Liquidity Event” means (i) a listing of the Company’s common stock on a nationally recognized stock exchange (an “IPO”); or (ii) a Sale Transaction. A “Sale Transaction” means (a) the sale of all or substantially all of the Company’s assets to, or other liquidity event with, another entity, (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, (c) a wind-down or dissolution. Until such time as the Board determines to cause the Company to conduct a Liquidity Event, the Company will remain a privately offered BDC and, in its commercially reasonable judgment, may conduct repurchases of its shares of common stock from time to time. “Commitment Period” shall mean the period during which unfunded capital may be drawn for any permitted purpose and commitments to new investments can be made (including reinvestment of capital returned on the Company’s investments), will commence on the Initial Closing Date. From time-to-time during the Company Term (as defined below), the Adviser may, in its sole discretion, permit one or more additional closings (each, a “Subsequent Closing”) as additional Capital Commitments are obtained. The last closing (the “Final Closing”) will occur prior to the date on which the Adviser determines, in its sole discretion, to stop accepting Capital Commitments. Each admitted or existing investor increasing its Capital Commitments at each such Subsequent Closing will be required to purchase shares of the Company with an aggregate purchase price necessary to ensure that all investors in the Company have generally contributed the same percentage of their Capital Commitments to the Company immediately following such purchase (a “Catch-up Purchase”; and such date, the “Catch-up Date”) and each such investor will be issued a number of shares of the Company based on a per share purchase price determined by the Board of the Company (the “Board”). A Catch-up Purchase may be made in multiple installments as determined by the Adviser based on the Company’s capital requirements. The per share purchase price referred to above will be at least equal to the net asset value per share in accordance with the 1940 Act and relevant interpretations thereunder. The Board may set the price per share above the net asset value per share based on a variety of factors, including without limitation, the total amount of the Company’s organizational and other expenses that have accrued since the Initial Closing. The term of the Company (the “Term”) will be indefinite until a Liquidity Event is effected at the sole discretion of the Board is sooner dissolved by operation of law.

(j) Upon the expiration of the Commitment Period, all investors will be released from any further obligation with respect to their unfunded Capital Commitments, except to the extent necessary or appropriate to: (i) to pay, and/or establish reserves for, actual or anticipated expenses, liabilities, including the payment or repayment of financings, indebtedness, extensions of credit or other obligations, contingent or otherwise, and the management fee, and the incentive fee whether incurred before or after the end of the Commitment Period, (ii) to fulfill investment commitments made or approved by the investment committee of the Adviser prior to the expiration of the Commitment Period, (iii) to engage in hedging transactions, or (iv) to make additional investments in or in respect of existing borrowers (including transactions to hedge interest rate or currency risks related to such follow-on investments).

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(k) Notwithstanding anything to the contrary contained in this Subscription Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Company on any Drawdown Date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Investor’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Investor, the Company, the Adviser, any Other Investor or a portfolio company would be subject or (ii) cause the investments of investors that are employee benefit plans or trusts subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (such plans or trusts referred to herein as “ERISA Plans”), or which are plans within the meaning of section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (including individual retirement accounts (“IRAs”) or Keogh plans covering only self-employed individuals (“Keogh Plans”)), or which are deemed under ERISA or the Code to include assets of any such plan or arrangement (such plans, trusts and accounts, “Plans”) to be “significant” and any assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Until such time as the interests in the Company are considered “publicly-offered securities” within the meaning of the ERISA “plan asset” regulations (DOL Reg. § 2510.3-101, as modified by Section 3(42) of ERISA) (the “Plan Asset Provisions”), the Adviser shall use commercially reasonable efforts to conduct the affairs of the Company so that less than 25% of the value of all classes of equity interests in the Company are held by “Benefit Plan Investors” (within the meaning of the Plan Asset Provisions, “Benefit Plan Investors”), so that investment by Benefit Plan Investors will not be significant and the assets of the Company will not be considered “plan assets” under ERISA. In the event that any Limited Exclusion Rights is exercised, the Company shall be authorized to issue an additional Drawdown Notice to the non-Excused Investors to make up any applicable shortfall caused by such Limited Exclusion Right.

5. Remedies Upon Investor Default

In the event that an Investor fails to pay all or any portion of the Drawdown Purchase Price due from such Investor on any Drawdown Date (such amount, together with the full amount of such Investor’s remaining Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of 10 Business Days, the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Defaulting Investor”) and shall be permitted to pursue one or any combination of the following remedies:

(a) The Company may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date;

(b) The Company may offer up to 100% of the Defaulting Investor’s Shares (the “Offered Shares”) first, to the Other Investors (other than any defaulting Other Investors) and if such Other Investors do not purchase all of such Offered Shares, to third parties for purchase at a price equal to the lesser of the then net asset value of such Shares or the highest price reasonably obtainable by the Company, subject to such other terms as the Company in its discretion shall determine, which offer(s) shall be binding upon the Defaulting Investor if the purchasing Other Investors or third parties agree to assume the related Capital Commitment with respect to such Shares of the Defaulting Investor, including any portion then due and unpaid, and the Company pursuant to its authority under Section 10 may execute on behalf of the Defaulting Investor any documents necessary to effect the Transfer (as defined herein) of the Defaulting Investor’s Shares pursuant to this section; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this section in the event that such Transfer (as defined in herein) would (x) violate the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer (as defined in Section 4.01(c)(i)), (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent useful to avoid the occurrence of the consequences contemplated herein);

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(c) The Company may pursue any other remedies against the Defaulting Investor available to the Company, subject to applicable law. The Investor agrees that Section 3.01 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and will not seek to enforce this section against the Company or any shareholder in the Company; and

(d) The Company shall be authorized to issue additional Drawdown Notices to non-Defaulting Investors to make up for any short-fall caused by a Defaulting Investor’s failure to fund any Drawdown Notice, provided that no Investor shall be obligated to fund more than its then Unused Capital Commitment.

6. Distributions; Distribution Reinvestment Plan

(a) As described more fully in the Memorandum, the Company generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, subject to the discretion of the Board. If the Board authorizes, and the Company declares, a cash dividend or distribution, the Company will automatically reinvest such cash dividend or distribution in additional Shares pursuant the Company’s distribution reinvestment plan (the “Distribution Reinvestment Plan”), unless a Shareholder specifically opts out of the Distribution Reinvestment to receive its cash dividends or distributions in cash. An Investor that does not wish to participate in the Distribution Reinvestment Plan need take no action. If a Stockholder wishes to participate in the Distribution Reinvestment Plan, they must notify the transfer agent in writing no later than ten calendar days prior to the record date for any dividend or other distribution and such election will remain in effect until the Stockholder notifies the transfer agent. No action will be required on the part of a Stockholder to receive his, her, or its dividend in cash.

(b) The Company represents and warrants that it shall not make any in-kind distributions consisting of securities that are not Marketable Securities or the Shares other than in connection with liquidation distributions conducted in connection with the dissolution of the Company. “Marketable Securities” means securities that are traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market or on a comparable securities market or exchange now or in the future.

7. Representations and Warranties of the Investor. The Investor hereby represents and warrants to, and agrees with the Adviser and the Company that the following statements are true as of the date hereof and will be true as of the Closing Date applicable to the Investor and as of each date on which the Investor makes any additional Capital Contributions to the Company:

(a) The Investor’s Shares are being acquired for its own account solely for investment and not with a view to resale or distribution thereof.

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(b) The Investor acknowledges that the offering and sale of the Shares have not been and will not be registered under the Securities Act, or any applicable state law or the applicable laws of any other jurisdiction, and are being made in reliance upon U.S. federal and state exemptions for transactions not involving a public offering. In furtherance thereof, the Investor represents and warrants that: (I) it is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act); (II) the information relating to the Investor set forth in the Investor Questionnaire attached hereto and forming a part of this Subscription Agreement is complete and accurate as of the date set forth on the signature page hereof and will be complete and accurate as of the Closing Date applicable to the Investor. The Investor agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Regulation D promulgated under the Securities Act, with respect to the offer and sale of the Interest.

(c) The Investor acknowledges that the Investor has been given the opportunity to (i) ask questions of, and receive answers from, the Company or any of its Affiliates concerning the terms and conditions of the offering of Interests and other matters pertaining to an investment in the Company and (ii) obtain any additional information necessary to evaluate the merits and risks of an investment in the Company that the Company can acquire without unreasonable effort or expense. In considering a subscription for Interests, the Investor has evaluated for itself the risks and merits of such investment and is able to bear the economic risk of such investment, including a complete loss of capital, and in addition has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company, or any director, officer, employee, agent or Affiliate of such Persons, other than as set forth in the Operative Documents and this Subscription Agreement. The Investor has carefully considered and has, to the extent it believes necessary, discussed with its own legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Interests being subscribed for hereunder are a suitable investment for the Investor.

(d) The Investor, if it is a corporation, limited liability company, trust, partnership or other entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and all other jurisdictions where it is authorized to conduct business, and the execution, delivery and the performance by the Investor of the actions and undertakings set forth in this Subscription Agreement and the Operative Documents are within the Investor’s corporate or other powers, as applicable, have been duly authorized by all necessary corporate or other action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Company), and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of any charter, by-laws, trust agreement, indenture, mortgage, deed of trust, credit, note or evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, regulation, law, judgment, order, writ, injunction or decree to which the Investor is a party or by which the Investor or any of its properties is bound. This Subscription Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding agreement of the Investor, enforceable against the Investor in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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(e) If the Investor is a natural person, the execution, delivery and performance by the Investor of this Subscription Agreement is within the Investor’s legal right, power and capacity, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Company), and does not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or regulation or of any judgment, order, writ, injunction or decree or any agreement or other instrument to which the Investor is a party or by which the Investor or any of the Investor’s properties is bound. This Subscription Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding agreement of the Investor, enforceable against the Investor in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(f) The Investor is not a defined contribution plan (such as a 401(k) plan) or a partnership or other investment vehicle (i) in which its partners or participants have or will have any discretion to determine whether or how much of the Investor’s assets are invested in any investment made or to be made by the Investor or (ii) that is otherwise an entity managed to facilitate the individual decisions of its beneficial owners to invest in the Company.

(g) If the Investor is (directly or indirectly) investing the assets of an employee benefit plan or retirement plan, account or arrangement (a “Plan”) that is subject to the fiduciary responsibility provisions of Part 4 of Subtitle B of Title I of the United States Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), Section 4975 of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”), or any provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code (collectively, “Similar Law”): (i) the decision to purchase the Interests were made on an arm’s length basis by a “fiduciary” (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Similar Law) (a “Plan Fiduciary”) of the Plan that is independent from and unrelated to the Company, the Adviser or any of their respective employees, representatives or Affiliates and that is duly authorized to make such an investment decision on behalf of the Plan and is capable of evaluating the investment risks independently, both in general and with regard to the Plan’s prospective purchase of an Interest; (ii) if the Investor is subject to ERISA or Section 4975 of the Code, such Investor’s decision to purchase an Interest has been made by a Plan Fiduciary responsible for exercising independent judgment in connection with evaluating the investment in the Company, which Plan Fiduciary is a fiduciary under ERISA or the Code, or both with respect to the decision to invest in the Company, and is not the individual retirement account (“IRA”) owner; (iii) none of the Company, the Adviser or any of their respective employees, representatives or Affiliates has undertaken to provide impartial investment advice, or to give advice in a fiduciary capacity, and the Investor is aware of such persons’ interest in having the Investor invest in the Company; (iv) the Plan Fiduciary has taken into consideration its fiduciary duties under ERISA or any applicable Similar Law, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Investor’s purchase of the Interest, and has concluded that such investment is prudent; (v) the Investor’s decision to invest in the Company and the acquisition of the Interests contemplated thereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and any applicable Similar Law; (vi) the purchase, holding and disposition of the Interests by the Investor will not result in a prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any applicable Similar Law for which an exemption is not available; (vii) the Investor understands the Company’s investment objectives, policies and strategies and has not solicited and has not received from the Company, the Adviser or any of their respective directors, officers, employees, agents or Affiliates thereof, any evaluation or other investment advice on any basis in respect of the advisability of a subscription for Interests in light of the Investor’s assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets and it is not relying and has not relied on the Company, the Adviser or any of their respective directors, officers, employees, agents or Affiliates thereof for any such advice; and (viii) assuming that the assets of the Company are not “plan assets” within the meaning of the Plan Asset Regulation or any Similar Law, neither the Company, the Adviser nor any of their respective directors, officers, employees, agents or Affiliates thereof is a “fiduciary” (within the meaning of ERISA or any applicable Similar Law) of the Plan in connection with the Investor’s purchase of an Interest.

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(h) If the Investor is (directly or indirectly) investing the assets of a Plan that is not subject to the fiduciary responsibility provisions of Part 4 of Subtitle B of Title I of ERISA or the provisions of Section 4975 of the Code but is subject to the provisions of any Similar Law, the underlying assets of the Company will not constitute “plan assets” of such Plan under the provisions of any such Similar Law, and the Investor’s acquisition of the Interests will not otherwise subject the Company or the Adviser to any restrictions or requirements imposed under any Similar Law.

(i) The Investor was offered the Interests in the state or locality identified in response to Question 1 of the Investor Data Sheet under the heading “Principal Place of Business of Investor,” and the Investor intends that the securities laws of that state or locality shall govern the Investor’s subscription of the Interests.

(j) The Investor agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Interests, in particular, evidence with respect to the Investor’s status as an “accredited investor” as defined under Section 501(a) of the Securities Act, including, but not limited to, the following information: Internal Revenue Service forms that report the Investor’s income for the two most recent years (including, but not limited to, Form W-2, Form 1099, Schedule K-1 to Form 1065, and Form 1040); a written representation from the Investor that he or she has a reasonable expectation of reaching the income level necessary to qualify as an accredited investor during the current year; bank statements; brokerage statements; other statements of securities holdings; certificates of deposit; tax assessments; appraisal reports issued by independent third parties; and a consumer report from a nationwide consumer reporting agency. The Investor acknowledges that it has completed the Investor Questionnaire and that the information contained therein is complete and accurate as of the date hereof. The Investor represents and warrants that any information furnished or that will be furnished by the Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(k) Any part of the Investor’s Capital Commitment paid to the Company shall not directly or indirectly be derived from activities that may contravene any applicable laws and regulations, including anti-money laundering laws and regulations.

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(l) The Investor represents and warrants that, to the best of its knowledge, none of: (i) the Investor; (ii) any Person controlling or controlled by the Investor; (iii) if the Investor is a privately held entity, any Person having a beneficial interest in the Investor; (iv) if the Investor is not the beneficial owner of all of the Interests, any Person having a beneficial interest in the Interests; or (v) any Person for whom the Investor is acting as agent or nominee in connection with the purchase of the Interests: (A) bears a name that appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (“OFAC”)1 from time to time; (B) is a foreign shell bank;2 or (C) resides in or whose subscription funds are or will be transferred from or through an account in a non-cooperative jurisdiction.3 The Investor agrees to notify promptly the Company or the person appointed by the Company to administer the Company’s anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

(m) The Investor has conducted due diligence and based on such due diligence reasonably believes that none of: (i) the Investor; (ii) any Person controlling or controlled by the Investor; (iii) if the Investor is a privately held entity, any Person having a beneficial interest in the Investor; (iv) if the Investor is not the beneficial owner of all of the Interests, any Person having a beneficial interest in the Interests; or (v) any Person for whom the Investor is acting as agent or nominee in connection with the purchase of the Interests: (A) is a senior foreign political figure,4 any member of a senior foreign political figure’s immediate family5 or any close associate6 of a senior political figure; (B) resides in, or is organized or chartered under the laws of, a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns;7 or (C) will contribute subscription funds that originate from, or will be or have been routed through, an account maintained by a foreign shell bank, an “off-shore bank,” or a bank organized or chartered under the laws of a non-cooperative jurisdiction.

(n) If the Investor is purchasing the Interests as agent, representative, intermediary/nominee or in any similar capacity for any other person, or is otherwise requested to do so by the Company, it shall provide, upon request, a copy of its anti-money laundering policies, procedures and controls (together, the “AML Policies”) to the Company. The Investor represents that its AML Policies comply with all applicable anti-money laundering laws and regulations, that it is in compliance with its AML Policies and that its AML Policies have been approved by counsel or internal compliance personnel reasonably informed of anti-money laundering policies and their implementation and has not received a deficiency letter, negative report or any similar determination regarding its AML Policies from independent accountants, internal auditors or some other person responsible for reviewing compliance with its AML Policies.

[1]	The rules and regulations administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/offices/enforcement/ofac/>. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

[2]	A foreign shell bank is a foreign bank without a physical presence in any country, other than a foreign bank that (1) is an affiliate of a depositary institution, credit union or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable and (2) is subject to supervision by a banking authority in the country regulating such affiliated depositary institution, credit union, or foreign bank.

[3]	A “non-cooperative jurisdiction” means any foreign country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. See < http://www.fatf-gafi.org/countries/#high-risk> for FATF’s list of non-cooperative countries and territories.

[4]	A “senior foreign political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[5]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[6]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

[7]	The Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) issues advisories regarding countries of primary money laundering concern. FinCEN’s advisories are posted at <http://www.fincen.gov/pub_main.html>.

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(o) The Investor has not been subject to any Regulation D Rule 506(d) disqualifying event8 and is not subject to any proceeding or event that could result in any such disqualifying event (“Disqualifying Event”) that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Company’s use of the Rule 506 exemption. The Investor shall immediately notify the Company in writing if the Investor becomes subject to a Disqualifying Event at any date after the date hereof. In the event that the Investor is, or becomes subject to a Disqualifying Event at any date after the date hereof, the Investor agrees and covenants to use its best efforts to coordinate with the Company (i) to provide documentation as reasonably requested by the Company related to any such Disqualifying Event and (ii) to implement a remedy to address the Investor’s changed circumstances such that the changed circumstances will not affect in any way the Company’s or its Affiliates’ ongoing and/or future reliance on the Rule 506 exemption under the Securities Act. The Investor acknowledges that, at the discretion of the Company, such remedies may include, without limitation, the waiver of all or a portion of the Investor’s voting power in the Company and/or the Investor’s withdrawal from the Company through the transfer or sale of its Interests. The Investor also acknowledges that the Company may periodically request assurance that the Investor has not become subject to a Disqualifying Event at any date after the date hereof, and the Investor further acknowledges and agrees that the Company shall understand and deem the failure by the Investor to respond in writing to such requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 2(q).

[8]	The Investor has been subject to a “Disqualifying Event” if the Investor:

●	Has been convicted within ten years of the date hereof of any felony or misdemeanor (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

●	Is subject to any order, judgment or decree of any court of competent jurisdiction entered within five years of the date hereof that presently restrains or enjoins the Investor from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

●	Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that (i) as of the date hereof, bars the Investor from (A) association with an entity regulated by such commission, authority, agency or officer, (B) engaging in the business of securities, insurance or banking or (C) engaging in savings association or credit union activities or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years of the date hereof;

●	Is subject to any order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act that as of the date hereof (i) suspends or revokes the Investor’s registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on the activities, functions or operations of the Investor or (iii) bars the Investor from being associated with any entity or from participating in the offering of any penny stock;

●	Is subject to any order of the SEC entered within five years of the date hereof that presently orders the Investor to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws or (ii) Section 5 of the Securities Act;

●	Is, as of the date hereof, suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

●	Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years of the date hereof, was the subject of a refusal order, stop order or order suspending the Regulation A exemption, or is presently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

●	Is subject to a United States Postal Service false representation order entered within five years of the date hereof or is presently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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(p) This Subscription Agreement is not transferable or assignable by the Investor without the prior written consent of the Company.

(q) The Investor acknowledges that neither the Company nor any other person offered to sell the Interests to it by means of any public offering or form of general solicitation or advertising, including but not limited to: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (b) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(r) The Investor is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act of the Company.

(s) The Investor agrees that the foregoing representations and warranties will be deemed to be reaffirmed by the Investor at any time the Investor purchases or otherwise acquires additional Interests and such purchase or acquisition will be evidence of such reaffirmation, and if any of the foregoing representations or warranties cease to be true or accurate, or if they become misleading, the Investor will promptly notify the Company of the facts pertaining to such changed circumstances.

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(t) The Investor understands that the Company intends to elect to be: (i) regulated as a BDC under the 1940 Act and (ii) treated as a regulated investment company (“RIC”) within the meaning of Section 851 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes; pursuant to the Company’s RIC election, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7.

(u) There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local, or foreign) pending or, to the knowledge of the Investor, threatened against the Investor that, if adversely determined, is reasonably likely to impair or otherwise affect the Investor’s ability to perform its obligations under this Subscription Agreement or is reasonably likely to have a material adverse effect on the Investor ‘s financial condition.

(v) Representations for Non-U.S. Persons: (i) If the Investor is not a “United States Person,” as defined within Regulation S under the 1933 Act, the Investor has heretofore notified the Company in writing of such status. (ii) The Investor will notify the Company immediately if the Investor becomes a United States Person. (iii) The Investor represents and warrants that the Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its commitment with funds obtained from a United States Person. (iv) Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Interest were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

(w) The Investor acknowledges that the Investor is aware and understands that: (i) No federal or state agency, and no agency of any non-U.S. jurisdiction, has passed upon the Shares or made any finding or determination as to the fairness of this investment. The Memorandum has not been filed with the SEC, any self-regulatory agency or with any securities administrator under state securities laws or the laws of any non-U.S. jurisdiction. (ii)There are substantial risks incident to the purchase of Shares, including, but not limited to, those summarized in the Memorandum.

(x) Prior to a Liquidity Event, the Investor may not Transfer all or any fraction of its Shares or Capital Commitment without the prior written consent of the Company. There are other substantial restrictions on the transferability of Shares or Capital Commitment under the Operating Agreement, Charter, the Investment Advisory Agreement and under applicable law including, but not limited to, the fact that (i) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (ii) the Shares are not currently, and Investors have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (iii) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company.

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(y) With respect to the tax and other legal consequences of an investment in the Shares, the Investor is relying solely upon the advice of its own tax and legal advisors and not upon the general discussion of such matters set forth in the Memorandum.

(z) The Company may request such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire Shares and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold Shares or to enable the Company to determine the compliance of the Company or the Adviser with applicable regulatory requirements or the Company’s tax status, and the Investor agrees to promptly provide such information as may reasonably be requested.

(aa) All the agreements, representations and warranties made by the Investor in this Subscription Agreement (including all of its attachments) shall survive the execution and delivery hereof. The Investor shall immediately notify the Company upon discovering that any of the representations, warranties or covenants made herein was false when made or if, as a result of changes in circumstances, any of the representations, warranties or covenants made herein become false.

(bb) The offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and the Investor represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation S under the Securities Act.

(cc) Eversheds Sutherland (US) LLP will act as U.S. counsel to the Company, the Adviser and their Affiliates. In connection with this offering of Shares and subsequent advice to such persons, Eversheds Sutherland (US) LLP will not represent the Investor or any other investors in the Company in the absence of a clear and explicit written agreement to such effect between such counsel and the Investor. In the absence of such an agreement, such counsel owes no duties to the Investor or any other investor in the Company (whether or not such counsel has in the past represented, or is currently representing, such Investor or any other investor with respect to other matters). No independent counsel has been retained to represent investors in the Company.

8. Representations and Warranties of the Company

The Company hereby represent and warrant to the Investor as of the date hereof that:

(a) Formation and Standing. The Company is duly formed, validly existing and in good standing as a corporation under the laws of the State of Maryland, has or will have prior to commencement of operations all requisite power and authority to carry on its business as now conducted and as proposed to be conducted as described in the Offering Documents and this Subscription Agreement, and is duly qualified to transact business and is or will be prior to commencement of operations in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business operations.

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(b) Authorization of Agreement. The execution, delivery and performance of this Subscription Agreement by the Company’s authorized representative has been authorized by all necessary action on behalf of the Company, and this Subscription Agreement, when duly executed and delivered by the Investor, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

(c) Compliance with Laws and Other Instruments. The execution and delivery of this Subscription Agreement by an authorized representative of the Company, the performance by the Company of its obligations under this Subscription Agreement and the consummation by the Company of the transactions contemplated hereby: (A) does not conflict with or result in any breach or violation of or default under the organizational documents governing the Company, (B) does not conflict with or result in any breach or violation of or default under any material agreement or other instrument to which the Company is a party or by which the Company, or any of its properties or rights, are bound or any material license, permit, franchise, judgment, decree, award, statute, rule or regulation applicable to the Company or its business, properties or rights, other than such conflicts, breaches, violations or defaults that would not have a material adverse effect on the Company or otherwise are not material to the performance of the obligations of the Company under this Subscription Agreement, (C) does not violate any applicable material statute or regulation, other than such violations that would not have a material adverse effect on the Company or otherwise are not material to the performance of the obligations of the Company under this Subscription Agreement and (D) does not require the filing or registration with, or the approval, authorization, license or consent of, any court or governmental department, agency or authority, or any third party which has not already been duly and validly made or obtained, except where the failure to make such filing or registration or obtain such approval, authorization, license or consent would not have a material adverse effect on the Company.

(d) No Legal Action Pending. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against the Adviser or the Company that, if adversely determined, is reasonably likely to have a material adverse effect on the Adviser or the Company.

9. Understandings

The Investor hereby understands, acknowledges and agrees with the Company as follows:

(a) The information received by the Company and the information contained in this Subscription Booklet is confidential and non-public, and all such information shall be kept in confidence and not disclosed to any third person (other than the Investor’s advisers or representatives) for any reason, except to the extent required by applicable law or administrative or judicial process; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations entered into with the Company).

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(b) The Investor agrees to provide promptly such information and execute and deliver such documents as may be necessary to comply with any and all laws and regulations to which the Company or the Adviser may be subject and ensure the accuracy of the Investor’s representations and warranties herein.

(c) The Interests have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or by any other federal, state or foreign securities commission or regulatory authority, and none of the foregoing authorities has confirmed the accuracy or determined the adequacy of the Subscription Booklet. Any representation to the contrary is a criminal offense.

(d) The Interests are speculative investments and involve a high degree of risk. There is no public market for the Interests. The Company has only been recently organized and has no financial or operating history. The transferability of the Interests is substantially restricted both by the terms of the Operating Documents of the Company and applicable law. Investors in the Company have no rights to require that the Company register the offer or sale of the Interests on behalf of the Investors or to assist the Investors in complying with any exemption from registration under the Securities Act, any state law or the laws of any non-U.S. jurisdiction. Accordingly, it may not be possible for the Investor to liquidate the Investor’s investment in the Company.

(e) The Investor understands and agrees that in order to ensure compliance under applicable anti-money laundering laws and regulations, the Company may require a detailed verification of the identity of a Person applying for Interests. Depending on the circumstances, a detailed verification might not be required where: (i) the Investor pays their Capital Commitment from an account held in the Investor’s name at a recognized financial institution; or (ii) the subscription is made through a recognized intermediary. The Company reserves the right to request such information as is necessary to verify the identity of an Investor. In the event of delay or failure by the Investor to produce any information required for verification purposes, the Company may refuse to accept the Investor’s subscription until proper information has been provided.

(f) The Investor covenants and agrees that it shall provide the Company at any time during the term of the Company, with such information as the Company determines to be necessary or appropriate to (i) verify compliance with the anti-money laundering regulations of any applicable jurisdiction or (ii) respond to requests for information concerning the identity of the Investor from any governmental authority, self-regulatory organization or financial institution in connection with the Company’s anti-money laundering compliance procedures.

(g) The Investor understands and agrees that if any of the representations and warranties set forth in Section 2 ceases to be true or if the Adviser no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Company may be obligated to freeze the Investor’s investment, either by prohibiting additional investments and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Investor’s investment may immediately be involuntarily withdrawn by the Company, and the Company may also be required to report such action and to disclose the Investor’s identity to OFAC or any other authority. If the Company is required to take any of the foregoing actions, the Investor understands and agrees that it shall have no claim against the Company, the Adviser, or any of their respective Affiliates, members, partners, shareholders, officers, directors, employees or agents for any form of damages as a result of any of the aforementioned actions.

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(h) The Investor certifies under penalties of perjury that (i) (A) the Investor’s name, taxpayer identification or social security number (if applicable) and address provided in the Investor Data Sheet are correct and (B) the Investor has completed and returned with this Subscription Agreement the appropriate IRS Form(s), and (ii) (A) if the Investor is a “United States Person” (as defined in the U.S. Tax Code), the Investor is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the U.S. Tax Code), (B) if the Investor is not a “United States Person” (as defined in the U.S. Tax Code), the Investor is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the U.S. Tax Code) and (C) the Investor will notify the Company within 60 days of any change in such status. The Investor agrees to complete properly and provide to the Company in a timely manner any tax documentation that may be reasonably required by the Company.

(i) In connection with any borrowings by the Company, the Investor hereby agrees to deliver promptly to the Company such financial information as is reasonably requested by the Company or the lender providing such financing, including in the case of an Investor that is (directly or indirectly) investing the assets of a Plan that is subject to Title I of ERISA, such Plan’s Form 5500, such evidence of authority for the execution, delivery and performance of its obligations under this Subscription Agreement as is reasonably requested by the Company or such lender and such confirmations and acknowledgments as may be reasonably required by such lender which shall be in form and substance reasonably satisfactory to the Company.

(j) If the Investor is (directly or indirectly) investing the assets of a Plan that is subject to the fiduciary responsibility provisions of Part 4 of Subtitle B of Title I of ERISA, Section 4975 of the Code or any Similar Law, the Investor hereby acknowledges and agrees that, in the event the Company forms an entity through which the Investor will make its investment in the Company, by making a capital contribution to such entity, the Investor shall be deemed to (i) direct the managing entity of such entity to invest the amount of such capital in the Company and (ii) acknowledge that, during any period when the underlying assets of such entity are deemed to constitute “plan assets” under ERISA, the Code or any Similar Law, the managing entity of such entity will act as a custodian with respect to the portion of the assets of such entity that are deemed to be assets of the Plan but is not intended to be a fiduciary with respect to such assets for purposes of ERISA, the Code or any Similar Law.

10. Grant of Power of Attorney

(a) The Investor, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact (the “Attorney”), in its name, place, and stead with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign and file (i) any amendment or termination of the Company’s certificates as required by law, and all such other instruments, documents and certificates as may from time to time be required by the laws of the State of Maryland and the United States of America, or any other state or other relevant jurisdiction in which the Company shall determine to conduct activities or to do business, or any political subdivision or agency thereof, to effectuate, implement, continue or terminate the valid existence of the Company; (ii) any and all filings required to be made by the Investor under the Securities Exchange Act of 1934 (the “1934 Act”) with respect to any of the Company’s securities that may be deemed to be beneficially owned by the Investor under the 1934 Act; (iii) all certificates and other instruments deemed necessary by the Company in order for the Company to enter into any borrowing or pledging arrangement; (iv) all certificates and other instruments deemed necessary by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development corporation; (v) operating agreements on Investor’s behalf; and (vi) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company.

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(b) The foregoing grant of authority is a special power of attorney coupled with an interest in favor of the Company and as such shall (i) survive the dissolution, termination or bankruptcy of the Investor granting the same or the transfer of all or any portion of such Investor’s Interests, as applicable, (ii) extend to such Investor’s successors, assigns and legal representatives and (iii) be automatically revoked upon the bankruptcy of the Company.

11. Indemnification

(a) The Investor shall indemnify and hold harmless the Company, the Adviser and each officer, director, limited partner, member, manager, employee, Affiliate, agent or control person of the Company and the Adviser(the “Indemnitees”) from and against any and all expenses, losses, claims, damages, liabilities and actions, suits or proceedings (whether civil, criminal, administrative or investigative and whether such action, suit or proceeding is brought or initiated by the Company, the Adviser or a third party) that are incurred by or threatened, pending or completed against the Indemnitees or any of them (including, without limitation, legal fees and expenses, judgments, fines and amounts paid in settlement) based upon, resulting from or otherwise in respect of (i) any actual or alleged misrepresentation or misstatement of facts, or omission to represent or state facts, by or on behalf of the Investor concerning the Investor, the Investor’s suitability or authority to invest or the Investor’s financial position in connection with the offering of the Interests, including, without limitation, any such misrepresentation, misstatement or omission contained in or accompanying the Investor Questionnaire, the Investor Data Sheet or any other document or information submitted by or on behalf of the Investor and forming a part of this Subscription Agreement, or (ii) the breach of any of the Investor’s representations, warranties, covenants or agreements set forth in this Subscription Agreement or any document delivered by the Investor in connection with its subscription for Interests in the Company.

(b) The reimbursement and indemnity obligations of the Investor under this Section 6 shall survive the Closing Date applicable to the Investor and shall be in addition to any liability that the Investor may otherwise have (including, without limitation, liabilities under the Charter) and shall be binding upon and inure to the benefit of any successors, assigns, heirs or legal representatives of any of the Indemnitees, the Adviser and the Company.

12. Consent to Electronic Delivery. The Investor consents to receive required disclosure documents with respect to the Shares via email, the Internet, and/or another electronic reporting medium in lieu of paper copies. The Investor agrees that it will access the consent statement that will be made available to the Investor and follow the instructions therein.

13. Miscellaneous

(a) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the internal laws of the State of Florida applicable to agreements made and to be wholly performed in such state. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of Florida, provided that to the extent the appropriate court located in the state of Florida determines that it does not have jurisdiction over such action, then the sole and exclusive forum shall be any federal or state court located in the state of Florida, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at the parties address specified herein or in the Investor Suitability Questionnaire. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.

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(b) Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Investor, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof.

(c) This Subscription Agreement, the Investor Questionnaire and other agreements or documents referred to herein contain the entire agreement of the parties with respect to the subscription for Interests. There are no representations, warranties, covenants or other agreements except as stated or referred to herein and in such other agreements or documents.

(d) This Subscription Agreement may be executed in counterparts with the same effect as if the parties executing the counterparts had all executed one counterpart. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(f) Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. If the Investor is more than one Person, the obligations of the Investor shall be joint and several, and the representations, warranties, covenants, agreements and acknowledgments herein contained shall be deemed to be made by and be binding upon each such Person and its successors and permitted assigns.

14. Funds-of-Funds. If the Investor is a private fund-of-funds (or other similar private collective investment vehicle), the Investor agrees that the Investor, its general partner and/or investment manager (or their equivalents) and their respective Affiliates may not reference the Company, the Adviser or any of their Affiliates in any offering document, marketing material or similar disclosure prepared by or at the direction of, or with the cooperation of, the Investor, its general partner and/or investment manager (or their equivalents) or any of their respective Affiliates without the prior written consent of the Company, which may be given or withheld in the Company’s sole discretion.

15. Acceptance of Potential Remedies. The Investor has read, is familiar with and understands the nature and scope of the rights and remedies provided to the Company as set forth in the Operative Documents in the event of failure to pay or perform any obligations thereunder when due, and is prepared to accept the exercise against the Investor of such rights and remedies in the event of such failure on the Investor’s part.

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16. Acceptance or Rejection. At any time prior to the Closing Date, notwithstanding the Investor’s prior receipt of a notice of acceptance of the Investor’s subscription, the Company shall have the right to accept an amount equal to or less than the subscribed amount, or reject this subscription, for any reason whatsoever. In the event of rejection of this subscription, the Company promptly thereupon shall return to the Investor the copies of this Subscription Agreement and any other documents submitted herewith (but the Company shall have the right to retain a photocopy for its records), and this Subscription Agreement shall have no further force or effect thereafter.

17. Modification. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged, waived or terminated except by an instrument in writing signed by the party against whom any modification, change, discharge, waiver or termination is sought.

18. Notices. All notices, consents, requests, demands, offers, reports, and other communications required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed, if to the Company, to: Gabriel A. Katz, and, if to the Investor, to the address set forth in the Investor Questionnaire. The Company or the Investor may change its address by giving notice to the other in the manner described herein.

19. Successors. Except as otherwise provided herein, this Subscription Agreement and all of the terms and provisions hereof will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. If the Investor is more than one person, the obligation of the Investor shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, trustees and legal representatives.

20. Entire Agreement; No Third-Party Beneficiaries. This Subscription Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement or understanding among them with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto and any lender under a Subscription Facility any rights or remedies hereunder. The foregoing limitation, however, shall not prohibit any Other Investor from enforcing remedies upon investor default against any defaulting Investor.

21. Assignability. This Subscription Agreement is not transferable or assignable by the Investor. Any purported assignment of this Subscription Agreement will be null and void.

22. Signature. By executing the signature page to this Subscription Agreement, the Investor agrees to be bound by the foregoing and the Operative Documents.

23. Distributions. Distributions to the Investor in respect of its Interests shall be made as specified in the Investor Data Sheet or as otherwise specified in writing by the Investor to the Company.

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24. Confidentiality. The Investor acknowledges that the Operative Documents and other information relating to the Company has been submitted to the Investor on a confidential basis for use solely in connection with the Investor’s consideration of the purchase of Shares. The Investor also acknowledges that it may receive or have access to confidential proprietary information concerning the Company, including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like which is proprietary in nature and non-public. The Investor agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Investor shall not (a) reproduce the Memorandum or any other information relating to the Company, in whole or in part, or (b) disclose the Memorandum or any other information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company to its limited partners if the Investor has required its limited partners to enter into confidentiality undertakings no less onerous than the provisions of this Section), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information), (2) such information is required by applicable law or regulation to be disclosed or (3) it is necessary to disclose such information to the Investor’s professional advisors (including the Investor’s auditors and counsel), so long as such professional advisors are advised of the confidentiality obligations contained herein. The Investor further agrees to return the Memorandum and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefore. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Notwithstanding anything to the contrary herein, the Investor (and each employee, representative or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Company; and any of the Company’s transactions and all materials of any kind (including, without limitation, opinions and other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure, it being understood and agreed for this purpose that (x) the name of, or any other identifying information regarding, (i) the Company or any existing or future investor (or any affiliate thereof) in the Company, or (ii) any investment or transaction entered into by the Company or (y) any performance information relating to the Company or its investments do not constitute “tax treatment” or “tax structure”.

25. Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.

26. No Joint Liability Among Company and Adviser. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser under or in connection with this Subscription Agreement, and the Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company and the Adviser for any obligation under or in connection with this Subscription Agreement.

27. Electronic Delivery of Communications. The Investor hereby acknowledges and agrees that the Company and/or the Adviser may, but is not required to, deliver and make reports, statements and other communications, including, without limitation, the Operative Documents, the Subscription Documents, Form 1099s, other tax related information and documentation, proxy materials, annual and quarterly reports, investor communications, account statements, drawdown notices and other required reports (“Account Communications”), available to the Investor in electronic form, such as e-mail or by posting on a web site. It is the Investor’s affirmative obligation to notify the Company in writing if the Investor’s e-mail address(es) listed in Section A of the Investor Suitability Questionnaire change(s).

28. Survival. The representations, warranties, acknowledgments and covenants herein and in the Investor Suitability Questionnaire shall, in the event this subscription is accepted, survive such acceptance and the formation and dissolution of the Company.

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PART 2

INVESTOR QUESTIONNAIRE

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INVESTOR QUESTIONNAIRE

Purpose of this Questionnaire

The information set forth herein is necessary to enable the Company, the Adviser to comply with certain laws and regulations. The Company must determine that an Investor meets certain suitability requirements before selling (or, in some jurisdictions, offering) Interests to such Investors. This Investor Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy the Interests or any other security.

Answers will be kept strictly confidential at all times. The Investor understands, however, that the Company may present this Investor Questionnaire to certain parties, including, without limitation, counsel to the Company and applicable governmental authorities.

Please complete as indicated and answer all questions.

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As soon as the Investor completes this Investor Questionnaire,

PLEASE proceed to “Investor Data Sheet” (Part 3).

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A.	ERISA Questions

1.	The Investor is (directly or indirectly) investing the assets of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to the fiduciary responsibility provisions of Part 4 of Subtitle B of Title I of ERISA, or (ii) a “plan” (as defined in Section 4975(e)(1) of the Code), whether or not subject to Section 4975 of the Code.[9]

☐ Yes         ☐ No

If the answer is “No” to Question 1 above, please skip to Question 11 below.

2.	The Investor is an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Part 4 of Subtitle B of Title I of ERISA (an “ERISA Plan”).[10]

☐ Yes         ☐ No

3.	The Investor is a “plan” (as defined in Section 4975(e)(1) of the Code) to which Section 4975 of the Code applies (a “Code Plan”), including an individual retirement account.

☐ Yes         ☐ No

4.	The Investor is (i) a group trust that is exempt from taxation under Section 501(a) of the Code pursuant to the principles of Revenue Ruling 81-100, 1981-1 C.B. 326, (ii) a common or collective trust fund of a bank, or (iii) a separate account of an insurance company (other than a separate account that is maintained solely in connection with fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any plan investing in the account and to any participant or beneficiary thereof, including an annuitant, are not affected in any manner by the investment performance of the separate account), and one or more ERISA Plans or Code Plans hold an interest in the Investor.

☐ Yes         ☐ No

9	As defined in Section 3(3) of ERISA, an “employee benefit plan” would include any plan, fund, or program established or maintained by an employer and/or an employee organization that (i) provides retirement income for employees or otherwise results in a deferral of income by employees for periods extending to the termination of covered employment or beyond or (ii) is maintained for the purpose of providing its participants or their beneficiaries with medical benefits, vacation benefits, or benefits in the event of sickness, accident, disability, death or unemployment. As defined in Section 4975(e)(1) of the Code, a “plan” would include (i) a trust created or organized in the United States that forms part of a tax-qualified stock bonus, pension, or profit-sharing plan described in Section 401(a) of the Code (including a plan covering only self-employed individuals) and which is exempt from taxation under Section 501(a) of the Code and (ii) an individual retirement account or Roth IRA described in Section 408(a) or Section 408A of the Code.
10	Employee benefit plans that are not subject to such fiduciary responsibility provisions of Part 4 of Subtitle B of Title I of ERISA would include plans that are (i) established or maintained by the government of the United States or by any state or local government or political subdivision thereof, (ii) established or maintained by a church or by a convention or association of churches which is exempt from tax under Section 501 of the Code (unless an election has been made pursuant to Section 410(d) of the Code to have the participation, vesting and funding requirements of the Code apply to such plan), or (iii) maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens.

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5.	The Investor is an insurance company and is purchasing its Interests with funds allocated to a general account the underlying assets of which include “plan assets” of an ERISA Plan or Code Plan pursuant to the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 510 U.S. 83 (1993).

☐ Yes         ☐ No

6.	The Investor is an entity, other than an entity described in Questions 4 or 5 above, whose underlying assets include “plan assets” of an ERISA Plan or Code Plan by reason of investment in the Investor by one or more “benefit plan investors” (as defined in Section 3(42) of ERISA).[11]

☐ Yes         ☐ No

7.	If the Investor answered “Yes” to Questions 2, 3, 4, 5 or 6 above, the portion of the Investor’s investment in the Company representing the assets of ERISA Plans or Code Plans, from the date hereof through and including the date on which the Investor disposes of the Interest, will not exceed the following percentage.

_____%

8.	The Investor is a “governmental plan” (as defined in Section 3(32) of ERISA).

☐ Yes         ☐ No

9.	The Investor is an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens with respect to the United States, as described in Section 4(b)(4) of ERISA.

☐ Yes         ☐ No

11	In general, if the Investor is neither an “operating company” (as defined in U.S. Department of Labor Regulation § 2510.3-101(c)) nor an investment company registered under the Investment Company Act, its underlying assets will include “plan assets” of an ERISA Plan or Code Plan if, immediately after the most recent acquisition of any equity interest in the Investor, 25% or more of the total value of any class of equity interests in the Investor is held by benefit plan investors. As defined in Section 3(42) of ERISA, the term “benefit plan investor” includes (i) any ERISA Plan that is subject to Part 4 of Title I of ERISA, (ii) any Code Plan, and (iii) any entity whose underlying assets include “plan assets” by reason of investment in the entity by other benefit plan investors (but only to the extent of the percentage of equity interests of the entity that are held by benefit plan investors). For purposes of determining whether this 25% threshold has been met or exceeded, the value of any equity interests in the Investor that are held by a person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of the Investor, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded.

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10.	If the Investor answered “Yes” to Questions 8 or 9 above, the Investor is subject to provisions of any U.S. federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility provisions of Part 4 of Subtitle B of Title I of ERISA and/or the provisions of Section 4975 of the Code.

☐ Yes         ☐ No

11.	The Investor is either (a) a person or entity that has discretionary authority or control with respect to the assets of the Company (as opposed to the assets of the Investor) or that provides investment advice for a fee (direct or indirect) with respect to the assets of the Company (as opposed to the assets of the Investor), or (b) an affiliate of any such person or entity described in clause (a) of this Question 11.

☐ Yes         ☐ No

B.	Accredited Investor Questions

Please indicate the basis of the Investor’s status as an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) by answering the following questions.

Please proceed to “Section C. Qualified Purchaser Questions” as soon as any one of the following boxes is checked.

FOR INDIVIDUALS:

1.	The Investor is a natural person and:

☐	(a)	Had an individual annual income in each of the two most recent years in excess of $200,000, and reasonably expects to have an individual annual income in the current year in excess of $200,000.

☐	(b)	Had, together with the Investor’s spouse, joint annual income in excess of $300,000 in each of the two most recent years, and reasonably expects their joint annual income in the current year to exceed $300,000.

☐	(c)	Has an individual net worth or joint net worth with the Investor’s spouse (excluding the value of the primary residence of the Investor and the related amount of indebtedness secured by such residence up to the fair market value of such residence, and deducting as a liability any indebtedness secured by such residence in excess of the fair market value of such residence) in excess of $1,000,000.

☐	(d)	Is a knowledgeable employee of the Company, as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940.

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☐	(e)	Currently holds one or more valid professional certifications, designations or other credentials that have been designated by the SEC and can demonstrate that the Investor currently holds such designated certifications and can demonstrate that they have passed the required examinations and the certifications are active in regards to the Series 7, Series 82, or Series 65.

FOR ENTITIES:

2.	The Investor is an entity – i.e., a corporation, partnership, limited liability company or other entity (other than a trust) – and:

☐	(a)	The Investor is a corporation, partnership, limited liability company, a Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Code, in each case not formed for the specific purpose of acquiring the Interests and with total assets in excess of $5,000,000.

	(b)	The Investor is one of the following institutional investors as described in Rule 501(a) adopted by the SEC under the Securities Act:

☐		(i)	A “bank” (as defined in Section 3(a)(2) of the Securities Act) or a “savings and loan association or other institution” (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in its individual or fiduciary capacity.

☐		(ii)	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

☐		(iii)	An “insurance company” (as defined in Section 2(13) of the Securities Act).

☐		(iv)	An investment company registered under the Investment Company Act or a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

☐		(v)	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended.

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☐		(vi)	A “private business development company” (as defined in Section 202(a)(22) of the Investment Advisers Act).

☐		(vii)	An employee benefit plan within the meaning of ERISA, and (A) the investment decision to purchase the Interests was made by a “plan fiduciary” (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser, (B) which has total assets in excess of $5,000,000, or (C) which is a self-directed plan, with investment decisions made solely by persons, each of whom individually satisfies the net worth or income standards for natural persons set forth in Question 1 above. NOTE: To the extent that reliance is placed on clause (C), each person must complete and submit to the Company a copy of these Accredited Investor Questions along with an original executed signature page. If necessary, please request additional copies of the Subscription Booklet from the Company.

☐		(viii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees with total assets in excess of $5,000,000.

☐		(ix)	A limited liability company with total assets in excess of $5,000,000.

☐		(x)	A SEC- and state-registered investment adviser, exempt reporting adviser, or rural business investment companies (RBICs).

☐		(xi)	An Indian tribe, governmental body, fund or entity organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5,000,000 and that was not formed for the specific purpose of investing in the Company;

☐		(xii)	A “family office” or entity that is a “family client” with at least $5,000,000 in assets under management, as each term is defined under the Investment Advisers Act, and that was not formed for the specific purpose of investing in the Company.

☐	(c)	Each shareholder, partner, member or other equity owner, as the case may be, satisfies the net worth or income standards for natural persons set forth in Question 1 above or for entities set forth in this Question 2. NOTE: If the Investor checks this box 2(c), each equity owner of the Investor’s securities must complete and submit to the Company a copy of these Accredited Investor Questions along with an original executed signature page. If necessary, please request additional copies of the Subscription Booklet from the Company.

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3.	The Investor is a trust and:

☐	(a)	The trustee of the trust is a “bank” (as defined in Section 3(a)(2) of the Securities Act) or a “savings and loan association or other institution” (as defined in Section 3(a)(5)(A) of the Securities Act).

☐	(b)	The trust has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Interest, and the purchase of the Interests are being directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the purchase of the Interest.

C.	Anti-Money Laundering Questions

In order for the Company to comply with applicable anti-money laundering rules and regulations, please provide the information requested below.

1.	Bank Account Information:

(a)	Please list each country in which the Investor maintains bank accounts.

(b)	Do the capital contributions that the Investor plans to pay to the Company come from bank accounts outside of the United States?

☐ Yes        ☐ No

(c)	If the answer is “Yes” to Question 1(b) above, in what country or countries are these bank accounts maintained?

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2.	Additional questions:

FOR INDIVIDUALS:

(a)	Country of residence (domicile) of the Investor:

(b)	Date of birth of the Investor:

(c)	Current occupation and business affiliation of the Investor:

FOR ENTITIES:

(d)	State or other jurisdiction in which incorporated or formed:

(e)	Date of incorporation or formation:

(f)	Type of business of the Investor:

(g)	Office locations of the Investor:

(h)	Will any other person or persons (other than the Investor) have a beneficial interest in the Interests to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)?

☐ Yes       ☐ No

NOTE: If the answer to this question is “Yes,” each such person must complete and submit to the Company a copy of these Anti-Money Laundering Questions along with an original executed signature page. If necessary, please request additional copies of the Subscription Booklet from the Company.

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D.	Form PF Questions

(1)	Is the Investor a U.S. person[12]?		☐
(2)	Is the Investor a fund of funds?		☐
(3)	Please select only one of the following categories that best describes the Investor:
	(a)	an individual that is a United States person (including any trust established for the benefit of an individual)	☐
	(b)	an individual that is not a United States person (including any trust established for the benefit of an individual)	☐
	(c)	a broker-dealer	☐
	(d)	an insurance company	☐
	(e)	an investment company registered with the SEC	☐
	(f)	a private fund[13]	☐
	(g)	a non-profit	☐
	(h)	a pension plan (excluding a governmental pension plan)	☐
	(i)	a banking or thrift institution (proprietary)	☐
	(j)	a State or municipal government entity[14] (excluding a governmental pension plan)	☐
	(k)	a State or municipal governmental pension plan	☐
	(l)	a sovereign wealth fund or foreign official institution	☐
	(m)	an investor that is not a United States person and about which the foregoing beneficial ownership information is not known and cannot reasonably be obtained because the beneficial interest is held through a chain involving one or more third-party intermediaries	☐
	(n)	Other (please specify): ______________________________	☐

[12]	A “U.S. person” has the meaning set forth in rule 203(m)-1 under the Investment Advisers Act.
[13]	A “private fund” is any issuer that would be required to register as an investment company under Section 3 of the 1940 Act but for Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.
[14]	A “government entity” is any U.S. state or political subdivision of a U.S. state, including (i) any agency, authority or instrumentality of the state or political subdivision; (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority or instrumentality thereof; and (iii) any officer, agent or employee of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

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E.	Bad Actor Disqualification

As used in this section of the questionnaire, “you” also refers to any entity on whose behalf you are responding. If you cannot answer no to any of the statements, please contact us to provide details. If you have doubts regarding whether you can make all of the statements, please contact us.

1. Criminal Convictions: Within the past 10 years (or five years, in the of case the Company), have you or the Company been convicted of any felony or misdemeanor:

a. In connection with the purchase or sale of a security

☐ Yes       ☐ No

b. Involving the making of a false filing with the Securities and Exchange Commission (the “SEC”)

☐ Yes       ☐ No

c. Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

☐ Yes       ☐ No

2. Court injunctions and restraining orders: Within the past five years, have you or the Company been the subject of a court injunction or restraining order:

a. In connection with the purchase or sale of a security

☐ Yes       ☐ No

b. Involving the making of a false filing with the SEC

☐ Yes       ☐ No

c. Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

☐ Yes       ☐ No

3. Final orders of certain state and federal regulators: Have you or the Company been the subject of any final orders of state regulators of securities, insurance, banking, savings associations or credit unions; federal banking agencies; the Commodity Futures Trading Commission and the National Credit Union Administration that:

a. Bar you or the Company from associating with a regulated entity, engaging in the business of securities, insurance or banking, or engaging in savings association or credit union activities or

☐ Yes       ☐ No

b. Are based on a violation of a law or regulation that prohibits fraudulent, manipulative, or deceptive conduct and were issued within the last 10 years.

☐ Yes       ☐ No

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4. SEC disciplinary orders: Are you or the Company currently the subject of any SEC disciplinary orders relating to brokers, dealers, municipal securities dealers, investment companies, and investment advisers and their associated persons under Section 15(b) or 15B(c) of the Securities Exchange Act of 1934, or Section 203(e) or (f) of the Investment Advisers Act that:

a. Suspends or revokes your or the Company’s registration as a broker, dealer, municipal securities dealer or investment adviser

☐ Yes       ☐ No

(1) Places limitations on your or the Company’s activities, functions or operations

☐ Yes       ☐ No

(2) Bars you or the Company from being associated with any entity or from participating in the offering of any penny stock.

☐ Yes       ☐ No

5. SEC cease-and-desist orders: Within the last five years, have you or the Company been the subject of SEC orders to cease and desist from committing or causing a violation or future violations of:

a. The scienter-based anti-fraud provisions of the federal securities laws

☐ Yes       ☐ No

b. Section 5 of the Act.

☐ Yes       ☐ No

6. Suspension or expulsion from membership in an SRO or from association with an SRO member:

a. Have you or the Company been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization or “SRO” (i.e., a registered national securities exchange or national securities association, such as FINRA) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

☐ Yes       ☐ No

7. SEC stop orders:

a. Within the last five years, have you, as an officer or director of an issuer, or the Company filed a registration statement or Regulation A offering statement that was the subject of a SEC refusal order, stop order or order suspending the Regulation A exemption, or are you now the subject of an investigation or proceeding to determine whether such an order should be issued.

☐ Yes       ☐ No

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b. Within the last five years, have you or the Company been, or been named as, an underwriter of securities under a registration statement or Regulation A offering statement that was the subject of a Commission refusal order, stop order or order suspending the Regulation A exemption, or are you now the subject of an investigation or proceeding to determine whether such an order should be issued.

☐ Yes       ☐ No

8. U.S. Postal Service false representation orders: Within the last five years have you or the Company been subject to a U.S. Postal Service false representation order, temporary restraining order or preliminary injunction with respect to conduct alleged by the U.S. Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

☐ Yes       ☐ No

F.	Miscellaneous

1.	Is the Investor subject to the United States Freedom of Information Act, 5 U.S.C. § 552 (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws of similar intent or effect to FOIA, or any other similar statutory or legal right that might result in the disclosure of confidential information relating to the Company?

☐ Yes       ☐ No

If the question above was answered “Yes,” please indicate the relevant laws to which the Investor is subject (or provide a copy herewith) and provide any additional explanatory information in the space below (including, without limitation, examples of disclosure that the Investor is required to make pursuant to such laws) (attach additional pages, if necessary):

2.	To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor in the Company?

☐ Yes       ☐ No

(a)	If the question above was answered “Yes,” please state the name of that investor:

*     *     *     *     *

END OF INVESTOR QUESTIONNAIRE.

PLEASE PROCEED TO “INVESTOR DATA SHEET” (PART 3).

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Annex A to Investor Questionnaire

INVESTMENTS

For determining whether the Investor is a “qualified purchaser” the term “Investments” means:

1.	Securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is a “public company,” a “financial company” or has more than $50,000,000 in equity, as reflected on such company’s financial statements which present such equity information as of a date within 16 months preceding the date on which the Investor acquires an Interest. The term “public company” includes all companies that file reports pursuant to Section 13 or 15(d) of the Exchange Act or have a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act. The term “financial company” includes a commodity pool or an “investment company” (whether onshore or offshore) or a company required to register as such under the Investment Company Act but for the exclusions or exemptions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act;

2.	Real estate held for investment purposes so long as it is not used by the prospective qualified purchaser or a close relative (generally, a sibling, spouse, former spouse, direct ancestor or descendent or a spouse of such an ancestor or descendent) for personal or business purposes. However, real estate owned by a prospective qualified purchaser who is primarily in the real estate business is includable as an “investment” even if it is held by the owner;

3.	“Commodity Interests” or “Physical Commodity” held for investment purposes by the Investor. “Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of (i) any contract market designated for trading such transactions under the United States Commodity Exchange Act of 1974, as amended (the “Commodity Exchange Act”) and the rules thereunder, or (ii) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act. “Physical Commodity” means any physical commodity with respect to which a “Commodity Interest” is traded on a market specified in the definition of Commodity Interests above;

4.	To the extent not securities, “financial contracts” entered into for investment purposes or in connection with investments. “Financial contracts” means any arrangement that (i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets; (ii) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and (iii) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement;

A-1

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5.	In the case of an Investor that is a commodity pool operator or an investment company excepted from registration by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and

6.	Cash and cash equivalents (including foreign currencies) held for investment purposes. “Cash and cash equivalents” include bank deposits, certificates of deposits, bankers acceptances and similar bank instruments held for investment purposes and the net cash surrender value of an insurance policy.

“Investments” do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.

For purposes of determining the amount of “Investments” owned by a company, “Investments” of a parent company and its majority-owned subsidiaries may be aggregated to meet the minimum “investment” amount requirements, regardless of which company is the prospective qualified purchaser.

For purposes of determining the amount of “Investments” owned by a natural person, there may be included any “investment” held jointly or as community property with such person’s spouse. In determining whether spouses who are making a joint investment in the Company are qualified purchasers, there may be included in the amount of each spouse’s “Investments” any “Investments” owned by the other spouse (whether or not such “investments” are held jointly).

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s “Investments” any “Investments” held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

A-2

Trade Secret and Strictly Confidential

PART 3

INVESTOR DATA SHEET

Trade Secret and Strictly Confidential

INVESTOR DATA SHEET

1.	The Investor:

Name of Investor:

Social Security Number or Taxpayer Identification Number:[15]

Principal Place of Business of Investor:

(Street Address)

(Street Address)

(City)	(State)	(Post/Zip Code)	(Country)

(Telephone)	(Facsimile)

2.	In providing the following contact information, please freely indicate where information requested is identical to information previously supplied.

Primary Contact Person:

(Name)

(Company)

(Street Address)

(City) (State) (Post/Zip Code)

(Telephone)

(Facsimile)

(E-mail Address)*

*	NOTE: Unless the Investor elects otherwise below, this e-mail address will be used to notify the Investor of any notices, reports, requests, demands, consents and other communications that are posted to the Company’s password-protected website.

[15]	If the Investor is investing as a joint tenant or tenant in common, please provide the Social Security Number or Taxpayer Identification Number for each joint tenant or tenant in common.

Trade Secret and Strictly Confidential

Password-Protected Website Notice Opt-Out:

The Investor may elect not to receive notices, reports, requests, demands, consents and other communications pursuant to the Operative Documents via the Company’s password-protected website by checking the box below.

☐       Password-protected website notice opt-out

Contact Person(s) for Distribution Notices:

(Name)	(Name)

(Company)	(Company)

(Street Address)	(Street Address)

(City) (State) (Post/Zip Code)	(City) (State) (Post/Zip Code)

(Telephone)	(Telephone)

(Facsimile)	(Facsimile)

(E-mail Address)	(E-mail Address)

Contact Person(s) for Financial Information and Reporting:

(Name)	(Name)

(Company)	(Company)

(Street Address)	(Street Address)

(City) (State) (Post/Zip Code)	(City) (State) (Post/Zip Code)

(Telephone)	(Telephone)

(Facsimile)	(Facsimile)

(E-mail Address)	(E-mail Address)

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Trade Secret and Strictly Confidential

Contact Person for Legal Documentation (please limit to one contact):

(Name)

(Company)

(Street Address)

(City) (State) (Post/Zip Code)

(Telephone)

(Facsimile)

(E-mail Address)

Contact Person for Tax Matters (including K-1 distribution) (please limit to one contact):

(Name)

(Company)

(Street Address)

(City) (State) (Post/Zip Code)

(Telephone)

(Facsimile)

(E-mail Address)

3

Trade Secret and Strictly Confidential

Wiring Instructions for Cash Distributions:	Delivery Instructions for Securities Distributions:

(Bank Name)	(Firm Name)

(ABA Number)	(Address)

(Account Name)	(Account Name)

(Account Number)	(Account Number)

(Contact Name)	(Contact Name)

(Contact Telephone)	(Contact Telephone)

3.	Form of ownership of the Interest:

FOR INDIVIDUALS (individuals must check one):

☐	Individual	☐	Joint Tenants with right of survivorship (each individual must sign and complete the appropriate IRS Form)	☐	Tenants-in-Common (each individual must sign and complete the appropriate IRS Form)	☐	Individual Retirement Plan

FOR ENTITIES (entities must check one):

☐	Corporation	☐	Partnership	☐	Limited Liability Company

☐	Trust	☐	Foundation	☐	Endowment

☐	Employee Benefit Plan	☐	Keogh Plan	☐	Governmental Plan

				☐	Other:
(specify)

4

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PART 4

SIGNATURE PAGE

Trade Secret and Strictly Confidential

SIGNATURE PAGE

This page constitutes the signature page for the Subscription Agreement, including the Power of Attorney contained therein.

Your signature on this signature page constitutes execution of the Subscription Agreement, which includes the Investor Questionnaire and the Investor Data Sheet, evidences your agreement to be bound, and permits the Company and Adviser execute the Operative Documents as your attorney-in-fact.

$	_____________________________, ______
Capital Commitment	Date

INDIVIDUALS:	ENTITIES:

Signature	Name of Entity (Please type or print)

By:
Name (Please type or print)	Signature

Name of Spouse if Co-Owner	Name of Authorized Signatory
(Please type or print)	(Please type or print)

Signature of Spouse if Co-Owner	Title of Authorized Signatory (Please type or print)

Trade Secret and Strictly Confidential

ACCEPTED AND AGREED this _____ day of __________, _____.	Subscription of ___________________________ Accepted:

$ __________________________ Capital Commitment

AFC BDC Inc.

By:
Name:
Title:

Trade Secret and Strictly Confidential

PART 5

NOTICE OF PRIVACY POLICY AND PRACTICES

Trade Secret and Strictly Confidential

NOTICE OF PRIVACY POLICY AND PRACTICES

We are committed to handling information about you responsibly and would like to let you know that we recognize and respect your right to privacy. We are providing this notice to you so that you will know what kinds of information we collect about you and the circumstances in which that information may be disclosed to third parties.

Collection of Non-Public Personal Information

We collect non-public personal information about you from the following sources:

●	Subscription agreements and other forms or agreements; and

●	Correspondence (written, telephonic or electronic).

Information gathered from these sources may include your name, address, social security number, and information about your income level and/or assets.

Disclosure of Non-Public Personal Information

We may disclose all of the information described above to certain third parties under one or more of these circumstances:

●	As Authorized – if you request or authorize the disclosure of the information; or

●	As Permitted by Law – for example, sharing information with companies who maintain or service customer accounts for us is permitted and is essential for us to provide you with necessary or useful services with respect to your investment.

Security of Non-Public Personal Information

We restrict access to non-public personal information about you solely to those employees who need to know that information to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your non-public personal information.

We will adhere to the policies and practices described in this notice regardless of whether you are a current or former investor.16

This Privacy Notice relates to the following entities:

●	AFC BDC Inc.; and

●	AFC Advisor LLC.

[16]	For the purpose of this policy, the term “investor” includes any individual who provides non-public personal information to any of the entities listed below.

Trade Secret and Strictly Confidential

PART 6

TAX FORMS

Trade Secret and Strictly Confidential

TAX FORMS

All Investors are required to submit appropriate tax forms.

Each U.S. investor is required to complete a substitute Form W-9, which is included in the Investor Suitability Questionnaire. The Investor is delivering to the Company a validly completed and duly executed IRS Form W-9 signed under penalties of perjury. Each non-U.S. investor is required to fill in and date the relevant Form(s) W-8 BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP, as applicable, in accordance with the instructions to such Form, and in the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, is required to provide all applicable attachments or addendums as required to claim such exemption or reduction. The Investor is delivering to the Company an appropriate validly completed and duly executed applicable IRS Form W-8 (together with any additional information or forms required to be attached thereto) signed under penalties of perjury.

If you are a U.S. person for U.S. federal income tax purposes, please complete:

●	IRS Form W-9 (available at https://www.irs.gov/pub/irs-pdf/fw9.pdf)

If you are a grantor trust (including a “defective irrevocable trust”) or a disregarded entity the grantor(s) or owner(s) of which is a U.S. person for U.S. federal income tax purposes, please complete an IRS Form W-9 or, if applicable, the relevant IRS Form W-8, for each such grantor or owner.

If you are a non-U.S. person for U.S. federal income tax purposes, please complete the applicable IRS Form W-8 and provide any additional documentation, as required:

●	IRS Form W-8BEN (Foreign Individuals that are the Beneficial Owners) (available at http://www.irs.gov/pub/irs-pdf/fw8ben.pdf)

●	IRS Form W-8BEN-E (Foreign Entities that are the Beneficial Owners) (available at http://www.irs.gov/pub/irs-pdf/fw8bene.pdf)

●	IRS Form W-8IMY (Foreign Intermediaries, Foreign Flow-Through Entities, or Certain U.S. Branches) (available at http://www.irs.gov/pub/irs-pdf/fw8imy.pdf)

●	IRS Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States) (available at https://www.irs.gov/pub/irs-pdf/fw8eci.pdf)

●	IRS Form W-8EXP (Foreign Governments or Other Foreign Organizations) (available at http://www.irs.gov/pub/irs-pdf/fw8exp.pdf)

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PART 7

INVESTMENT ADVISORY AGREEMENT

Trade Secret and Strictly Confidential

INVESTMENT ADVISORY AGREEMENT

BETWEEN

AFC BDC INC.

AND

AFC ADVISOR LLC

This Agreement (the “Agreement”) is made as of April 4, 2022, by and between AFC BDC Inc., a Maryland corporation (the “Company”), and AFC Advisor LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Company is a closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company desires to retain the Advisor to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Advisor desires to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1)	Duties of the Advisor

a)	The Company hereby engages the Advisor to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (x) in accordance with the investment objective, policies and restrictions that are set forth in the reports and/or registration statements that the Company files with the Securities and Exchange Commission (the “SEC”) from time to time, and prior to the date on which the SEC declares the Company’s registration statements effective, in accordance with the investment objective, policies and restrictions that are set forth in the Company’s confidential private placement memorandum dated [●], 2022, as amended from time to time (the “PPM”); (y) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws as the same may be amended from time to time; and (z) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Advisor shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify/source, research, evaluate and negotiate the structure of the investments made by the Company; (iii) close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) use reasonable endeavors to ensure that the Company’s investments consist mainly of assets, shares, securities or currencies (or derivative contracts relating thereto), which for the avoidance of doubt may include loans, notes and other evidences of indebtedness; (vi) perform due diligence on prospective portfolio companies; and (vii) provide the Company with such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds, including providing operating and managerial assistance to the Company and its portfolio companies as required. The Advisor shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Advisor will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary or appropriate for the Advisor to make investments on behalf of the Company through a special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

b)	The Advisor hereby accepts such engagement and agrees during the term hereof to render the services described herein for the compensation provided herein.

c)	The Advisor is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling its responsibilities hereunder. Specifically, the Advisor may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Advisor, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Advisor and the Company. The Company shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

d)	The Advisor shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

e)	The Advisor shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Advisor agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Advisor may retain a copy of such records.

f)	The Advisor shall be primarily responsible for the execution of any trades in securities in the Company’s portfolio and the Company’s allocation of brokerage commissions.

2)	Company’s Responsibilities and Expenses Payable by the Company

Except as otherwise provided herein or in the Administration Agreement (the “Administration Agreement”), dated April 4, 2022, between the Company and the Advisor (the Advisor, in its capacity as the administrator, the “Administrator”), (i) the Advisor shall be solely responsible for, and the Company shall have no obligation to pay or reimburse the Advisor or its affiliates, for the respective compensation of the Advisor’s officers and employees who (a) serve on the Advisor’s investment committee, or (b) provide underwriting and/or portfolio management services to the Company under this Agreement, (such personnel providing the services described in this item (i), the “investment personnel”); and (ii) the Company shall pay or reimburse the Advisor or its affiliates, as applicable, for the Company’s fair and equitable allocable share of the compensation, including annual base salary, bonus, any related withholding taxes and employee benefits, paid to personnel providing finance, tax, accounting, internal audit, legal, risk management, operations, originations, marketing, investor relations, portfolio servicing, compliance services and other non-investment personnel of the Advisor and its affiliates as reasonably determined by the Advisor to appropriately reflect the portion of time spent devoted by such personnel to the Company’s affairs (such personnel described in this item (ii), the “non-investment personnel”). The Advisor shall provide the Company with such written detail as the Company may reasonably request to support the determination of the Company’s share of such costs.

The Company will bear its own expenses or reimburse the Administrator or Advisor, as applicable, including, without limitation, for the fees and costs enumerated in the Administration Agreement, as may be amended from time to time, including but not limited to Section 4 thereof.

2

3)	Compensation of the Advisor

The Company agrees to pay, and the Advisor agrees to accept, as compensation for the services provided by the Advisor hereunder, a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Advisor or to the Advisor’s designee as the Advisor may otherwise direct.

a)

For services rendered under this Agreement, the Management Fee will be payable quarterly in arrears. The Management Fee for any partial month or quarter, as the case may be, will be appropriately prorated and adjusted (based on the number of days actually elapsed at the end of such partial month or quarter) relative to the total number of days in such month or quarter. The Management Fee shall be calculated as follows:

i)	Prior to an initial public offering (“IPO”) of the Company’s stock, if any, the Company will pay to the Advisor an asset-based fee (the “Pre-IPO Management Fee”) for management services in an amount equal to an annual rate of 1.50% of the NAV at the end of the most recently completed calendar quarter, excluding the portion of NAV represented by cash or cash equivalents (“Fee-Eligible NAV”).

ii)	Following an IPO, the Management Fee will be calculated at an annual rate of 1.50% of gross assets, including assets purchased with borrowed funds, but excluding cash and cash equivalents, based on the value of our total assets at the end of the most recently completed calendar quarter.

b)	The Incentive Fee consists of two components that are independent of each other with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on the Company’s income (the “Incentive Fee on Income”) and a portion is based on the Company’s capital gains (the “Incentive Fee on Capital Gains”), each as described below:

i)

The first component, the Incentive Fee on Income, shall be calculated and paid in arrears based on the Company’s Pre-Incentive Fee Net Investment Income for the immediately preceding quarter (or upon termination of the this Agreement, as of the termination date). “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies, other than fees for providing managerial assistance) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as OID debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Incentive Fee on Income for each quarter is as follows:

(A)

No Incentive Fee on Income will be payable to the Advisor in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 1.50% (the “Preferred Return”) on net assets;

(B)

50% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Preferred Return but is less than or equal to 2.5% in any calendar quarter will be payable to the Advisor. This portion of the Company’s Incentive Fee on Income is referred to as the “catch up” and is intended to provide the Advisor with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 2.5% on net assets in any calendar quarter; and

3

(C)

For any quarter in which the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.5% on net assets, the Incentive Fee on Income will equal 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved.

ii.)

The second component, the Incentive Fee on Capital Gains, shall be determined and payable in arrears as of the end of each fiscal year (or upon termination of this Agreement) in an amount equal to 20% of realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal year (or upon termination of this Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from inception through the end of the fiscal year (or upon termination of this Agreement), less the aggregate amount of any previously paid Incentive Fee on Capital Gains.

The Incentive Fee will start to accrue as of the date the Company commences operations and any such fees outstanding at the time of a termination of this Agreement shall be payable to the Advisor.

Once an Incentive Fee on Income is earned and paid to the Advisor, it is not refundable, notwithstanding any losses incurred by the Company in subsequent periods, except that if the Company’s Pre-Incentive Fee Net Investment Income for any fiscal year does not exceed the amount equal to the product of (i) 6.0% and (ii) the Company’s NAV as of the last day of the immediately preceding fiscal year (such amount, the “Annual Hurdle Amount”), the Advisor will be obligated to pay the Company (such obligation to pay, the “Clawback Obligation”) an amount equal to the aggregate Incentive Fee on Income that was earned and paid to the Advisor during such fiscal year (such amount, the “Clawback Amount”); provided that under no circumstances will the Clawback Amount be more than the amount by which the Annual Hurdle Amount exceeds Pre-Incentive Fee Net Investment Income for the specified fiscal year. The Clawback Obligation is determined on an annual basis and any Incentive Fee on Income earned during a specified fiscal year will not be subject to the Clawback Obligation with respect to the Incentive Fee on Income earned during any prior or subsequent fiscal year. Notwithstanding the foregoing, for the Company’s first fiscal year, the Annual Hurdle Amount shall be the product of (i) 6% and (ii) the Company’s NAV immediately following the closing (at the Advisor’s sole determination) of the Company’s initial capital raise in connection with its election to be a BDC.

Examples of the quarterly incentive fee calculation are attached hereto as Annex A. Such examples are included for illustrative purposes only and are not considered part of this Agreement. The fees payable under this Agreement for any partial period will be appropriately prorated.

4)	Covenants of the Advisor

The Advisor agrees that it will remain registered as an investment adviser under the Advisers Act so long as the Company maintains its election to be regulated as a BDC under the Investment Company Act. The Advisor agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5)	Excess Brokerage Commissions

The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

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6)	Investment Team

The Advisor shall manage the Company’s portfolio through a team of key personnel and investment professionals (the “Investment Team”) in cooperation with the Company’s Chief Executive Officer. The Investment Team shall be comprised of senior personnel of the Advisor, supported by and with access to the investment professionals, analytical capabilities and support personnel of the Advisor.

7)	Limitations on the Engagement of the Advisor

The services of the Advisor to the Company are not exclusive, and the Advisor may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Advisor to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Advisor shall be the only investment adviser for the Company. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Advisor and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Advisor and directors, officers, employees, partners, stockholders, members and managers of the Advisor and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

8)	Responsibility of Dual Directors, Officers and/or Employees

If any person who is a manager, partner, officer or employee of the Advisor is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Advisor or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Advisor or the Administrator or under the control or direction of the Advisor or the Administrator, even if paid by the Advisor or the Administrator.

9)	Limitation of Liability of the Advisor; Indemnification

The Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation its sole member) shall not be liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation its general partner or managing member and the Administrator each of whom shall be deemed a third-party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Advisor’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

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10)	Effectiveness, Duration and Termination of Agreement

a)	This Agreement shall become effective as of the first date above written. This Agreement may be terminated at any time, without the payment of any penalty, on sixty (60) days’ written notice, by the vote of a majority of the Board or by a vote of the majority of the outstanding voting securities of the Company, in accordance with the requirements of the Investment Company Act, or by the Advisor. The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Advisor shall be entitled to any amounts owed under Section 3 through the date of termination or expiration, and Section 9 shall continue in force and effect and apply to the Advisor and its representatives as and to the extent applicable.

b)	This Agreement shall continue in effect for two (2) years from the first date above written and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

c)	This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

11)	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12)	Amendments

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

13)	Severability.

If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby. For the avoidance of doubt, to the extent compliance with the terms of this Agreement would violate any provision of the 1940 Act, such terms will be rendered invalid and the remainder of this Agreement shall be not be affected thereby.

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13)	Entire Agreement; Governing Law

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by the Investment Company Act and the Advisers Act, as amended, the sole and exclusive forum for any action, suit or proceeding with respect to this Agreement shall be a federal or state court located in the State of New York, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at its principal office.

14)	No Third-Party Beneficiary

Other than expressly provided for in Paragraph 9 of this Agreement, this Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including, but not limited to, stockholders of the Company.

15)	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement. Either party may deliver an executed copy of this Agreement, and of any documents contemplated hereby, by facsimile or other electronic transmission to the other party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

AFC BDC INC.

By:	/s/ Gabriel A. Katz
	Name:	Gabriel A. Katz
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary

AFC ADVISOR LLC

By:	/s/ Bernard D. Berman
	Name:	Bernard D. Berman
	Title:	Authorized Signatory

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Annex A

Incentive Fee on Income Examples

The following scenarios set forth hypothetical examples of the quarterly Incentive Fee on Income calculation in accordance with our Advisory Agreement without consideration to any Clawback Obligation.

Example 1

Assumptions:

■	Net assets as of the last day of the immediately preceding fiscal quarter of $100.0 million; and

■	Pre-Incentive Fee Net Investment Income of $1.4 million.

Since Pre-Incentive Fee Net Investment Income of $1.4 million does not exceed the Preferred Return (1.5% * $100,000,000 = $1,500,000), there is no Incentive Fee on Income paid to the Advisor for such quarter.

Example 2

Assumptions:

■	Net assets as of the last day of the immediately preceding fiscal quarter of $100.0 million; and

■	Pre-Incentive Fee Net Investment Income of $2.0 million.

Under these assumptions, Pre-Incentive Fee Net Investment Income exceeds the Preferred Return but does not exceed 2.5% of net assets as of the last day of the immediately preceding fiscal quarter, so the quarterly Incentive Fee on Income payable to our Advisor would be $250,000, calculated as follows:

0.5 * ($2,000,000 – $1,500,000) = $250,000

Example 3

Assumptions:

■	Net assets as of the last day of the immediately preceding fiscal quarter of $100.0 million; and

■	Pre-Incentive Fee Net Investment Income of $4.0 million.

Under these assumptions, Pre-Incentive Fee Net Investment Income exceeds 2.5% of net assets as of the last day of the immediately preceding fiscal quarter, so the quarterly Incentive Fee on Income payable to our Advisor would be $800,000, calculated as follows:

[0.5 * ($2,500,000 – $1,500,000)] + [0.2 * ($4,000,000 – $2,500,000)] = $800,000

Incentive Fee on Income Example -- Clawback Obligation

The following scenario sets forth a simplified, hypothetical example of an annual Clawback Obligation. Our actual results may differ materially from the following example.

This example of an annual Clawback Obligation assumes the following:

●	NAV as of the last day of the immediately preceding fiscal year of $100.0 million;

●	Incentive Fee on Income of $800,000 earned and paid to the Advisor during such fiscal year; and

●	Pre-Incentive Fee Net Investment Income for the specified fiscal year of $4.0 million.

A-1

Under these assumptions, since Pre-Incentive Fee Net Investment Income of $4.0 million does not exceed the Annual Hurdle Amount of $6.0 million ($100,000,000 *0.6 = $6,000,000), the Clawback Amount would be $800,000, representing the entire Incentive Fee on Income that was paid to the Advisor during such fiscal year; provided, that under no circumstances shall the Clawback Amount be more than the amount by which the Annual Hurdle Amount exceeds Pre-Incentive Fee Net Investment Income for the specified fiscal year.

Second Component -- Capital Gains Incentive Fee

Capital Gains Incentive Fee Example

The following summary sets forth a simplified, hypothetical example of an annual Capital Gains Incentive Fee calculation in accordance with our Advisory Agreement. Our actual results may differ materially from the following example.

This example of a Capital Gains Incentive Fee calculation assumes the following:

■	Year 1: A $20.0 million investment made in Company A (“Investment A”), and a $30.0 million investment made in Company B (“Investment B”);

■	Year 2: Investment A sold for $50.0 million and fair market value (“FMV”) of Investment B determined to be $32.0 million;

■	Year 3: FMV of Investment B determined to be $25.0 million; and

■	Year 4: Investment B sold for $31.0 million.

Under these assumptions, the hypothetical total Capital Gains Incentive Fee payable to our Advisor would be as calculated below:

		Illustrative Amount	Calculation
1.	Year 1	None

2.	Year 2	$6,000,000	$30.0 million realized capital gains on sale of Investment A, multiplied by 20.0%

3.	Year 3	None	$25.0 million ($30.0 million realized capital gains on sale of Investment A less $5.0 million cumulative capital depreciation on Investment B) multiplied by 20.0%, less $6 million (previous Capital Gains Incentive Fee paid in Year 2)

4.	Year 4	$200,000	$31.0 million ($30.0 million realized capital gains on sale of Investment A plus $1 million realized capital gains on sale of Investment B) multiplied by 20.0%, less $6.0 million (previous Capital Gains Incentive Fee paid in Year 2)

5.	Total Years 1 through 4	$6,200,000	Total of above

A-2

PART 8

ADMINISTRATION AGREEMENT

ADMINISTRATION AGREEMENT

BETWEEN

AFC BDC INC.

AND

AFC ADVISOR LLC

This Agreement (“Agreement”) is made as of April 4, 2022 by and between AFC BDC Inc., a Maryland corporation (the “Company”), and AFC Advisor LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Company is a closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.	Duties of the Administrator

a.	Engagement of Administrator. The Company hereby engages the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such engagement and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors.

b.	Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare, print and disseminate reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). The Administrator will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance. In addition, the Administrator will assist the Company in determining and publishing (as necessary or appropriate) the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

2.	Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request of the Board or applicable regulatory or judicial authority. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

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3.	Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.	Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for its allocable portion (subject to the review and approval of the Board) of the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder, including its allocable portion of the compensation paid to or compensatory distributions received by the Company’s Chief Compliance Officer and Chief Financial Officer, and any of their respective staff who provide services to the Company, operations staff who provide services to the Company, and internal audit staff, if any, to the extent internal audit performs a role in the Company’s Sarbanes-Oxley internal control assessment. Except as otherwise provided herein or in that certain Investment Advisory Agreement, by and between the Company and the Administrator (the Administrator, in its capacity as adviser pursuant to the Investment Advisory Agreement, the “Advisor”), as amended from time to time (the “Advisory Agreement”), the Administrator (or a Related Fund, as set forth below) shall be solely responsible for the compensation of its employees and all overhead expenses of the Administrator (including rent, office equipment and utilities).

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The Company will bear its own expenses or reimburse the Administrator or Advisor, as applicable, including, without limitation, for (i) fees and costs incurred in organizing the Company and all ongoing organizational costs, including, but not limited to, costs and expenses incurred in contracting with third parties, expenses in connection with the issuance and transaction costs incident to the origination, acquisition, disposition and financing of the investments of the Company; (ii) fees and costs associated with calculating the Company’s net asset value (“NAV”) (including the cost and expenses of any independent valuation firm); (iii) expenses, including travel, entertainment, lodging and meal expenses, incurred by the Advisor (including by the managers, officers, personnel and agents of the Advisor) and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Advisor in connection with the services provided under the Advisory and Administration Agreements, or the portfolio advisors and other members of the investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Company’s rights; (iv) fees and expenses incurred by the Advisor (and its affiliates) or the Administrator (or its affiliates) payable to unaffiliated third parties, including agents, consultants or other Advisors, in monitoring financial and legal affairs for the Company and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Company’s investments and monitoring investments and portfolio companies on an ongoing basis; (v) any and all fees, costs and expenses incurred in connection with the incurrence and/or maintenance of leverage and indebtedness of the Company, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on the Company’s borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for the account of the Company and in making, carrying, funding and/or otherwise resolving investment guarantees); (vi) fees and costs associated with offerings, sales, and repurchases of the Company’s common stock and other securities; (vii) fees and expenses payable under any underwriting, dealer Advisor or placement agent agreements, if any; (viii) investment advisory fees payable under this Agreement; (ix) administration fees and expenses, if any, including payments between the Company and the Administrator, based upon the Company’s allocable portion of the Advisor and Administrator’s overhead in performing its obligations under the Advisory and Administration Agreements, including the their rent, telephone, printing, mailing, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses relating to any office(s) or office facilities, including disaster backup recovery sites and facilities, maintained for the Company or the investments of the Company, the Advisor or their affiliates related to the operation of the Company; and the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer, and their respective staffs; (x) all costs incurred in connection with investor relations, board of directors relations, and preparing for, registering and effectuating the listing of the Company’s debt and equity securities on any securities exchange; (xi) any applicable administrative agent fees or loan arranging fees incurred with respect to the Advisor’s portfolio investments, the Administrator or an affiliate thereof; (xii) any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Company (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses); (xiii) costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing, transfer agent, dividend agent and custodial fees and expenses; (xiv) federal, state and local registration fees; (xv) federal, state and local taxes and license fees; (xvi) independent directors’ fees and expenses, including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other Advisors retained by, or at the discretion or for the benefit of, the independent directors; (xvii) costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency, including but not limited to costs of preparing and filing reports or other documents required by the SEC or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Company’s activities and/or other regulatory filings, notices or disclosures of the Advisor and its affiliates relating to the Company and its activities; (xviii) costs of any reports, proxy statements or other notices to stockholders, including printing costs; (xix) fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; (xx) direct costs and expenses of administration, including printing, mailing, telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs; (xxi) proxy voting and/or solicitation expenses; (xxii) all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board to or on account of holders of the securities of the Company, including in connection with any dividend reinvestment plan or direct stock purchase plan; (xxiii) costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; (xxiv) the allocated costs incurred by the Advisor and/or the Administrator in providing managerial assistance to those portfolio companies that request it; (xxv) allocable fees and expenses associated with marketing efforts on behalf of the Company; (xxvi) all fees, costs and expenses of any litigation or threatened litigation (whether civil, criminal or otherwise) against the Company, or against any director or officer of the Company in his or her capacity as such, involving the Company or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to Company’s affairs; (xxvii) fees, costs and expenses of organizing, redomesticating, merging, liquidating or dissolving the Company, selling equity interest in the Company, or amending the governing documents of the Company and/or winding up and liquidating the Company’s assets; and (xxviii) all other costs and expenses incurred by the Company, the Advisor or the Administrator in connection with administering the Company’s business and investment operations, including the costs and expenses of selecting, evaluating, originating, acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees. Each subsidiary of the Company, if any, that makes investments will bear all of its own organizational and operating fees, costs, expenses and liabilities and, as a result, the Company will indirectly bear these fees, costs, expenses and liabilities.

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For the avoidance of doubt, the Company shall be solely responsible for any placement or “finder’s fees” payable to placement agents engaged by the Company or its affiliates in connection with the offering of securities by the Company.

If any of the expenses contained in this agreement or other expenses are incurred jointly for the account of the Company and any other investment funds or accounts sponsored or managed by the Advisor or its affiliates (together with the Company, the “Related Funds”), (i) to the extent such expenses are solely incurred with respect to a co-investment with the Company, such expenses will be allocated among the Company and such other funds or accounts in proportion to the size of the investment made by each fund or account in the activity or entity to which such expense relates, (ii) to the extent such expenses are incurred with respect to the general operation or administration of the Related Funds, such expenses will be allocated in proportion to the fair value of the assets (excluding cash, cash equivalents and U.S. government securities) under management of each Related Fund, or (iii) in such other manner as the Advisor considers fair and equitable. To the extent that expenses to be borne by the Company are paid by the Advisor or an affiliate thereof, the Company will reimburse the Advisor or such affiliate for such expenses.

Organization and offering costs will only be the responsibility of the Company, and to the extent that expenses to be borne by the Company are paid by the Advisor or an affiliate thereof, the Company will reimburse the Advisor or such affiliate for such expenses.

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5.	Limitation of Liability of the Administrator; Indemnification

The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company and the Company shall indemnify, defend and protect the Administrator (and its officers, members, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

6.	Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.	Duration and Termination of this Agreement

a.	This Agreement shall become effective as of the first date above written. This Agreement shall continue in effect for two (2) years from the date first written above, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party.

b.	The Agreement may be terminated at any time, without the payment of any penalty, on sixty (60) days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Board or by the Administrator.

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c.	This Agreement may not be assigned by a party without the consent of the other party; provided, however, that the rights and obligations of the Company under this Agreement shall not be deemed to be assigned to a newly formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Company’s legal form into another limited liability entity. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

8.	Amendments of this Agreement

This Agreement may only be amended pursuant to a written instrument by mutual consent of the parties.

9.	Severability

If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby. For the avoidance of doubt, to the extent compliance with the terms of this Agreement would violate any provision of the 1940 Act, such terms will be rendered invalid and the remainder of this Agreement shall be not be affected thereby.

10.	Governing Law

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by the Investment Company Act and the Advisers Act, as amended, the sole and exclusive forum for any action, suit or proceeding with respect to this Agreement shall be a federal or state court located in the State of New York, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at its principal office.

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11.	Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

12.	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

13.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement. Either party may deliver an executed copy of this Agreement, and of any documents contemplated hereby, by facsimile or other electronic transmission to the other party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

14.	No Third-Party Beneficiary

Other than expressly provided for in Paragraph 5 of this Agreement, this Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including, but not limited to, stockholders of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

AFC BDC Inc.

By:	/s/ Gabriel A. Katz
	Name:	Gabriel A. Katz
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary

AFC Advisor LLC

By:	/s/ Bernard D. Berman
	Name:	Bernard D. Berman
	Title:	Authorized Signatory

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